Exhibit 4.1
Execution Version

INDENTURE
between
VERIZON OWNER TRUST 2020-A,
as Issuer
and
U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee and Note Paying Agent

Dated as of January 29, 2020

v

INDENTURE, dated as of January 29, 2020 (this “Indenture”), between VERIZON OWNER TRUST 2020-A, a Delaware statutory trust, as issuer (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as indenture trustee for the benefit of the Secured Parties (in such capacity, the “Indenture Trustee”), and as note paying agent (in such capacity, the “Note Paying Agent”).
In connection with a securitization transaction sponsored by Cellco, the Issuer will issue Notes secured by a pool of Receivables consisting of device payment plan agreements acquired by the Issuer from the Depositor, who acquired them from the Originators or the Master Trust.
The parties agree as follows:
GRANTING CLAUSE
The Issuer Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Secured Parties, all of the Issuer’s right, title and interest in, to and under, whether now owned or later acquired, the Collateral.
This Grant is made in trust to secure (a) the payment of principal of, interest on and other amounts owing on the Notes as stated in this Indenture and (b) compliance by the Issuer with this Indenture for the benefit of the Secured Parties.
The Indenture Trustee acknowledges the Grant, accepts the trusts under this Indenture according to this Indenture and agrees to perform its duties as stated in this Indenture so that the interests of the Secured Parties may be adequately and effectively protected.
ARTICLE I
USAGE AND DEFINITIONS
Section 1.1      Usage and Definitions.  Capitalized terms used but not defined in this Indenture are defined in Appendix A to the Transfer and Servicing Agreement, dated as of January 29, 2020, among Verizon Owner Trust 2020-A, as Issuer, Verizon ABS LLC, as depositor (the “Depositor”), and Cellco Partnership d/b/a Verizon Wireless, as servicer (in such capacity, the “Servicer”), as marketing agent (in such capacity, the “Marketing Agent”) and as custodian.  Appendix A also contains usage rules that apply to this Indenture.  Appendix A is incorporated by reference into this Indenture.
Section 1.2      Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes
“indenture security holder” means a Noteholder
“indenture to be qualified” means this Indenture

“indenture trustee” or “institutional trustee” means the Indenture Trustee
“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities
All other TIA terms used in this Indenture that are (i) defined in the TIA, (ii) defined in the TIA by reference to another statute or (iii) defined by a Commission rule have the meanings so assigned to them.
ARTICLE II
THE NOTES
Section 2.1      Form of Notes.
(a)      Form.  Each Class of Notes will be in substantially the form of Exhibit A with variations required or permitted by this Indenture.  The Notes may have marks of identification and legends or endorsements as determined by the Responsible Person of the Issuer executing the Notes.  The physical Notes will be produced by a method determined by the Responsible Person of the Issuer executing the Notes.
(b)      Incorporation by Reference.  Each Note will be dated the date of its authentication.  The terms of the Notes in Exhibit A are part of this Indenture and are incorporated into this Indenture by reference.
Section 2.2      Execution, Authentication and Delivery.
(a)      Execution.  The Owner Trustee, on behalf of the Issuer, will execute the Notes for the Issuer.  The signature of the Responsible Person on the Notes may be manual or facsimile.  Notes having the manual or facsimile signature of an individual who was a Responsible Person of the Issuer will bind the Issuer, even if the individual has ceased to be a Responsible Person before the authentication and delivery of the Notes or was not a Responsible Person on the issuance date of the Notes.
(b)      Authentication and Delivery.  The Indenture Trustee will, on Issuer Order, authenticate and deliver the Notes for original issue in the Classes, Note Interest Rates and initial Note Balances as stated below.
Class	Note Interest Rate	Initial Note Balance
Class A-1a Notes	1.85%	$1,325,700,000
Class A-1b Notes	One-Month LIBOR* + 0.27%	$100,000,000
Class B Notes	1.98%	$98,300,000
Class C Notes	2.06%	$76,000,000
_______________
* Upon the occurrence of a Benchmark Transition Event, One-Month LIBOR will be replaced by the appropriate Benchmark Replacement as set forth in Section 2.16 of the Indenture.

(c)      Denomination.  The Notes will initially be issued as Book-Entry Notes.  The Notes will be issued in minimum denominations of $1,000 and in multiples of $1,000.  However, one Note of each Class may be issued in a different amount if it exceeds the minimum denomination for the Class.
(d)      Certificate of Authentication.  No Note will have the benefit of this Indenture or be valid unless it has a certificate of authentication substantially in the form included in Exhibit A manually executed by an authorized signatory of the Indenture Trustee.  The certificate of authentication on a Note will be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.  Each Note will be dated the date of its authentication.
Section 2.3      Tax Treatment.  The Issuer intends that Notes be treated as indebtedness for purposes of U.S. federal, State and local income tax, franchise tax, and any other tax imposed on or measured in whole or in part by income.  The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes as indebtedness for purposes of U.S. federal, State and local income tax, franchise tax, and any other tax imposed on or measured in whole or in part by income and the Issuer as a mere security device formed to hold the Receivables and issue Notes and Certificates.
Section 2.4      Note Register.  The Issuer appoints the Indenture Trustee to be the “Note Registrar” and to keep a register (the “Note Register”) for the purpose of registering Notes and transfers and exchanges of Notes, subject to such reasonable regulations as it may prescribe.  On resignation of the Note Registrar, the Issuer will promptly appoint a successor or, if it elects not to make the appointment, assume the obligations of Note Registrar.  If the Issuer appoints a Person other than the Indenture Trustee as Note Registrar, (i) the Issuer will notify the Indenture Trustee of the appointment and (ii) the Indenture Trustee will have the right to rely on a certificate executed by an officer of the Note Registrar listing the names and addresses of the Noteholders and the principal amounts and number of the Notes.  Each of the Indenture Trustee (if it is not the Note Registrar), the Issuer and the Administrator will have the right to inspect the Note Register at reasonable times and to receive copies of the Note Register.
Section 2.5      Registration of Transfer and Exchange.
(a)      Transfer of Notes.  A Noteholder may transfer a Note by surrendering the Note for registration of transfer at the office or agency of the Issuer maintained under Section 3.2.  If the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute and the Indenture Trustee will authenticate and deliver to the Noteholder, in the name of the transferee or transferees, new Notes of the same Class, in the same aggregate principal amount.
(b)      Exchange of Notes.  A Noteholder may exchange Notes for other Notes of the same Class by surrendering the Notes to be exchanged at the office or agency of the Issuer maintained under Section 3.2.  If the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute, the Indenture Trustee will authenticate and the Noteholder will receive from the Indenture Trustee new Notes of the same Class, in the same aggregate principal amount.

(c)      Valid Obligation.  Notes issued on the registration of transfer or exchange of Notes will be the valid obligations of the Issuer, evidencing the same debt, and have the same benefits under this Indenture as the Notes surrendered for registration of transfer or exchange.
(d)      Surrendered Notes.  Every Note surrendered for registration of transfer or exchange will be (i) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Noteholder of the Note or the Noteholder’s authorized attorney, with the signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar including membership or participation in the Securities Transfer Agents Medallion Program or another “signature guarantee program”, according to the Exchange Act and (ii) accompanied by other documents the Note Registrar may require.
(e)      No Service Charge.  None of the Issuer, the Note Registrar or the Indenture Trustee will impose a service charge on a Noteholder for the registration of transfer or exchange of Notes.  The Issuer, the Note Registrar or the Indenture Trustee may require the Noteholder to pay an amount to cover taxes or other governmental charges that may be imposed for the registration of transfer or exchange of the Notes.
(f)      Registration of Transfers and Exchanges.
(i)      The Note Register will register transfers and exchanges of Notes in the Note Register.  However, neither the Issuer nor the Note Registrar will be required to register transfers or exchanges of Notes for which the next Payment Date is not more than fifteen (15) days after the requested date of transfer or exchange or which have been called for redemption.
(ii)      Neither the Indenture Trustee nor the Note Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Clearing Agency participants or beneficial owners of interests in any Book-Entry Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(g)      ERISA Representations.  Each Note Owner that is subject to Title I of ERISA, Section 4975 of the Code or Similar Law and any fiduciary acting on behalf of the Note Owner, by accepting an interest or participation in a Note, is deemed to represent that its purchase, holding and disposition of that interest or participation does not and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules (or, if the Note Owner is subject to Similar Law, the purchase, holding and disposition does not and will not result in a non-exempt violation of that Similar Law).

Section 2.6      [Reserved].
Section 2.7      Mutilated, Destroyed, Lost or Stolen Notes.
(a)      Replacement Notes.  If a mutilated Note is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence of the destruction, loss or theft of a Note, the Issuer will execute and, on Issuer Request, the Indenture Trustee will authenticate and deliver a replacement Note of the same Class and principal amount in exchange for or in place of the Note if the following conditions are met: (i) the Indenture Trustee receives security or indemnity to hold the Issuer and the Indenture Trustee harmless, (ii) none of the Issuer, the Note Registrar or the Indenture Trustee have received notice that the Note has been acquired by a protected purchaser, as defined in Section 8-303 of the UCC and (iii) the requirements of Section 8-405 of the UCC are met.  However, if a destroyed, lost or stolen Note (but not a mutilated Note) is due and payable within fifteen (15) days or has been called for redemption, instead of issuing a replacement Note, the Issuer may pay the destroyed, lost or stolen Note when so due or payable or on the Redemption Date without surrender of the Note.  If a protected purchaser of the original Note in place of which the replacement Note was issued (or the payment made) presents for payment the original Note, the Issuer and the Indenture Trustee may recover the replacement Note (or the payment) from the Person to whom it was delivered or a Person taking the replacement Note (or the payment) from the Person to whom the replacement Note (or the payment) was delivered or an assignee of that Person, except a protected purchaser, and may recover on the security or indemnity provided for the replacement Note (or the payment) for any fee, expense, loss, damage or liability incurred by the Issuer or the Indenture Trustee for the replacement Note (or the payment).
(b)      Taxes, Charges and Expenses.  On the issuance of a replacement Note under Section 2.7(a), (i) the Issuer may require the Noteholder of the Note to pay an amount to cover any taxes or other governmental charges imposed and any other reasonable expenses incurred for the replacement Note, (ii) the Indenture Trustee will, for a mutilated Note, cancel the Note and (iii) the Note Registrar will record in the Note Register that the destroyed, lost or stolen Note no longer has the benefits of this Indenture.
(c)      Additional Obligation.  Each replacement Note issued under Section 2.7(a) will be an original additional contractual obligation of the Issuer and will have the benefits of this Indenture equally and proportionately with other Notes of the same Class duly issued under this Indenture.
(d)      Sole Remedy.  This Section 2.7 states the sole remedy available to Noteholders for the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.8      Persons Deemed Owners.  On any date, the Issuer, the Indenture Trustee, the Note Registrar and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name a Note is registered as of that date as the owner of the Note for all purposes, including receiving payments of principal of and interest on the Note, without regard to any notice or other information to the contrary.

Section 2.9      Payments on Notes.
(a)      Interest Accrual.  Each Class of Notes will accrue interest on its Note Balance for each Interest Period until the Note Balance has been paid in full at a rate per annum equal to its Note Interest Rate for that Interest Period.  Interest on the Notes for each Interest Period will be calculated on the basis of (i) in the case of the Class A-1a Notes, the Class B Notes and the Class C Notes, a 360-day year consisting of twelve 30-day months and (ii) in the case of the Class A-1b Notes, a 360-day year and the actual number of days elapsed in the related Interest Period.  Interest on each Note for each Interest Period will be due and payable on the related Payment Date.
(b)      Principal.  During the Revolving Period, no principal will be paid on the Notes.  During the Amortization Period, the principal of each Class of Notes will be payable in installments on each Payment Date in accordance with the provisions of Article VIII.  The Note Balance of each Class of Notes will be due and payable on the earlier of the Redemption Date or the applicable Final Maturity Date.  In addition, the Note Balance of each Class of Notes will be due and payable on the date the Notes are declared to be, or have automatically become, immediately due and payable according to Section 5.2(a).
(c)      Make-Whole Payments.  A Make-Whole Payment will be due in connection with the Optional Redemption of the Notes, as described in Section 8.2 of the Transfer and Servicing Agreement, and on each principal payment made on the Notes during the Amortization Period, if the Amortization Period began as a result of the occurrence of an Amortization Event described in either clause (a)(iii) or (d) of the definition of “Amortization Event,” solely to the extent funds are available therefor.  Any Make-Whole Payments on a Class of Notes not previously paid will be due and payable on the earlier of the Redemption Date or the applicable Final Maturity Date.  In addition, any Make-Whole Payments on a Class of Notes not previously paid will be due and payable on the date the Notes are declared to be, or have automatically become, immediately due and payable according to Section 5.2(a).  For the avoidance of doubt, no Make-Whole Payment will be payable in connection with any principal payment on the Notes resulting from (x) the occurrence of an Amortization Event described in either clause (a)(iii) or (d) of the definition of “Amortization Event” if such event occurs after the date set forth in clause (i) of the definition of “Amortization Period” or (y) an Optional Acquisition of the Receivables, as described in Section 8.1 of the Transfer and Servicing Agreement.
(d)      Monthly Payment of Interest, Principal and Other Amounts.  Payments of interest, principal and other amounts on each Class of Notes will be made pro rata to the Noteholders of that Class on each Payment Date.  For Book-Entry Notes, payments will be made by wire transfer to the account designated by the nominee of the Clearing Agency according to Section 2.12.  For Definitive Notes, payments will be made (i) if the Noteholder has given to the Note Registrar instructions at least five (5) Business Days before that Payment Date and the aggregate original principal amount of the Noteholder’s Notes is at least $1,000,000, by wire transfer to the account of the Noteholder or (ii) by check mailed first class mail, postage prepaid, to the Noteholder’s address as it appears on the Note Register on the related Record Date.  Amounts paid by wire transfers or checks that are returned undelivered will be held according to Section 3.3.

(e)      Payment of Final Installment.  The final installment of principal (whether payable by wire transfer or check) of each Note on a Payment Date, the Redemption Date or the applicable Final Maturity Date will be payable only on presentation and surrender of the Note, subject to Section 2.7(a).  Upon receipt of written notice thereof from the Servicer (which may be in the form of the Monthly Investor Report), the Indenture Trustee will notify each Noteholder of the date the Issuer expects to pay the final installment on any of the Notes, which notice will be delivered no later than five (5) days before that date (solely to the extent the Indenture Trustee has received notice prior to such date), and the place where the Notes may be presented and surrendered for payment.
Section 2.10      Cancellation of Notes.  Any Person that receives a Note surrendered for payment, registration of transfer, exchange or redemption will deliver the Note to the Indenture Trustee, and the Indenture Trustee will promptly cancel it.  The Issuer may surrender to the Indenture Trustee for cancellation Notes previously authenticated and delivered under this Indenture which the Issuer may have acquired, and the Indenture Trustee will promptly cancel them.  No Notes will be authenticated in place of or in exchange for Notes cancelled as stated in this Section 2.10.  The Indenture Trustee may hold or dispose of cancelled Notes according to its standard retention or disposal policy unless the Issuer directs, by Issuer Order, that they be destroyed or returned to it.
Section 2.11      Release of Collateral.  The Indenture Trustee will release property from the Lien of this Indenture only according to Sections 8.4 and 10.1.
Section 2.12      Book-Entry Notes.
(a)      Issuance and Registration.  The Notes will be issued as Book-Entry Notes on the Closing Date.  The Book-Entry Notes, on original issuance, will be issued in the form of printed Notes representing the Book-Entry Notes and delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer.  The Book-Entry Notes will be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency.
(b)      Sole Noteholder.  The Note Registrar and the Indenture Trustee may deal with the Clearing Agency as the sole Noteholder of the Book-Entry Notes for all purposes of this Indenture and will not be obligated to the Note Owners, except as stated in Section 7.1.
(c)      Rights.  The rights of Note Owners may be exercised only through the Clearing Agency and will be limited to those established by law and agreements between the Note Owners and the Clearing Agency and/or its participants under the Depository Agreement.
(d)      Clearing Agency Obligations.  The Clearing Agency will make book-entry transfers among its participants and receive and transmit payments of principal of and interest on the Book-Entry Notes to the participants.  The Indenture Trustee, the Note Registrar and the Note Paying Agent shall have no responsibility or liability for any actions taken or not taken by the Clearing Agency.
(e)      Representation of Noteholders.  If this Indenture requires or permits actions to be taken based on instructions or directions of the Noteholders of a stated percentage of the Note

Balance of the Notes (or the Controlling Class), the Clearing Agency will be deemed to represent those Noteholders only if it has received instructions to that effect from Note Owners and/or the Clearing Agency’s participants owning or representing, the required percentage of the beneficial interest of the Notes (or the Controlling Class) and has delivered the instructions to the Indenture Trustee.
(f)      Conflicts.  If this Section 2.12 conflicts with other terms of this Indenture, this Section 2.12 will control.
(g)      CUSIP Numbers.  The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Indenture Trustee in writing of any change in the “CUSIP” numbers.
Section 2.13      Definitive Notes.  No Note Owner will receive a definitive, fully registered Note (a “Definitive Note”) representing the Note Owner’s interest in the Note unless and until (a) the Administrator notifies the Indenture Trustee that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as depository for the Book-Entry Notes and the Administrator is unable to reach an agreement on satisfactory terms with a qualified successor, (b) the Administrator notifies the Indenture Trustee that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence and during the continuation of an Event of Default or a Servicer Termination Event, Note Owners of a majority of the Note Balance of the Controlling Class notify the Indenture Trustee and the Clearing Agency that they elect to terminate the book-entry system through the Clearing Agency.  In these cases, the Clearing Agency will notify Note Owners and the Indenture Trustee of the availability of Definitive Notes.  After the Clearing Agency has surrendered the printed Notes representing the Book-Entry Notes and delivered the registration instructions to the Indenture Trustee, the Issuer will execute and the Indenture Trustee, on Issuer Request, will authenticate the Definitive Notes according to the instructions of the Clearing Agency.  None of the Issuer, the Note Registrar or the Indenture Trustee will be liable for delay in delivery of the instructions and may conclusively rely, and will be protected in relying, on the instructions.  On the issuance of Definitive Notes to Note Owners, the Indenture Trustee will recognize the holders of the Definitive Notes as Noteholders.
Section 2.14      Authenticating Agents.
(a)      Appointment.  The Indenture Trustee may appoint one or more Persons as authenticating agents for the Notes (each, an “Authenticating Agent”) with the power to act on its behalf and subject to its direction in the authentication of Notes for issuances, transfers, exchanges and replacements.  The authentication of Notes by an Authenticating Agent under this Section 2.14 is deemed to be the authentication of Notes “by the Indenture Trustee.” If no Authenticating Agent is appointed, the Indenture Trustee will be the Authenticating Agent for the Notes.

(b)      Resignation and Termination.  An Authenticating Agent may resign by notifying the Indenture Trustee and the Owner Trustee.  The Indenture Trustee may terminate the agency of an Authenticating Agent by notifying the Authenticating Agent and the Owner Trustee.
Section 2.15      Note Paying Agents.
(a)      Appointment.  The Indenture Trustee may appoint one or more Note Paying Agents that meet the eligibility standards for the Indenture Trustee in Section 6.11.  If no Note Paying Agent is appointed, then the Indenture Trustee will be the Note Paying Agent for the Notes.  Each Note Paying Agent will have the power to make distributions from the Bank Accounts.
(b)      Resignation and Termination.  A Note Paying Agent may resign by notifying the Indenture Trustee, the Administrator and the Issuer.  The Indenture Trustee may terminate the agency of a Note Paying Agent by notifying the Note Paying Agent, the Administrator and the Issuer.
Section 2.16      Effect of Benchmark Transition Event.
(a)      Benchmark Replacement.  If the Administrator determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes under the Transaction Documents and the Notes in respect of such determination on such date and all determinations on all subsequent dates.
(b)      Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, the Administrator shall have the right to make Benchmark Replacement Conforming Changes from time to time.  Notice of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes will be delivered in writing by the Administrator to the Issuer, the Owner Trustee, a Responsible Person of the Indenture Trustee, the Parent Support Provider, the Sponsor, the Depositor and the Servicer and included in the Monthly Investor Report. Notwithstanding anything in the Transaction Documents to the contrary, upon the delivery of notice to a Responsible Person of the Indenture Trustee and the inclusion of such information in the Monthly Investor Report, the relevant Transaction Documents and the Notes will be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and/or Benchmark Replacement Conforming Changes without further compliance with the amendment provisions of the relevant Transaction Documents.
(c)      Decisions and Determinations. Any determination, decision or election that may be made by the Administrator pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion, and, notwithstanding anything to the contrary in the Transaction Documents, shall become effective without consent from any other party or Noteholder and shall not be subject to any of the amendment provisions of the Transaction Documents (including, without limitation, the provisions under Article IX). None of the Issuer, the Owner Trustee, the Indenture Trustee, the Note Paying Agent, the Administrator, the Sponsor, the Depositor or the Servicer shall have any liability for any determination made by or on behalf of the Administrator in connection with a Benchmark Transition Event or a Benchmark Replacement as set forth above, and each Noteholder, by its acceptance of a Note or a beneficial interest in a Note, shall be deemed to waive and release any and all claims against the Issuer, the Owner Trustee, the Indenture Trustee, the Note Paying Agent, the Administrator, the Sponsor, the Depositor or the Servicer relating to any such determinations.  Notwithstanding anything in the Transaction Documents to the contrary, upon the delivery of notice to a Responsible Person of the Indenture Trustee and inclusion in a Monthly Investor Report of the information set forth in clauses (i) and (ii) of Section 3.5(a)(iii) in the Transfer and Servicing Agreement, the relevant Transaction Documents shall be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and/or Benchmark Replacement Conforming Changes without further compliance with the amendment provisions of the relevant Transaction Documents.  Neither the Indenture Trustee nor the Owner Trustee will have any liability or obligation with respect to any determination by the Administrator that a Benchmark Transition Event has occurred or the selection of any replacement index.
ARTICLE III
COVENANTS, REPRESENTATIONS AND WARRANTIES
Section 3.1      Payment of Principal, Interest and Other Amounts.  The Issuer will duly and punctually pay the principal of and interest and Make-Whole Payments, if any, on the Notes according to the terms of the Notes and this Indenture.  Amounts withheld under the Code or State or local tax law by any Person from a payment to a Noteholder will be considered as having been paid by the Issuer to the Noteholder.
Section 3.2      Maintenance of Office or Agency.  The Issuer will maintain an office or agency at the Corporate Trust Office of the Indenture Trustee designated for such purpose, where Notes may be surrendered for registration of transfer or exchange, and where notices to and demands on the Issuer for the Notes and this Indenture may be served.  The Issuer initially appoints the Indenture Trustee to serve as its agent for those purposes.  The Issuer will promptly notify the Indenture Trustee of a change in the location of the office or agency.  If the Issuer fails to maintain the office or agency or fails to furnish the Indenture Trustee with the address of the office or agency, any surrender, notices or demands may be made or served at the Corporate Trust Office, and the Issuer appoints the Indenture Trustee as its agent to receive them.
Section 3.3      Money for Payments To Be Held in Trust.
(a)      Payments on the Notes.  Payments on the Notes that are to be made from amounts withdrawn from the Bank Accounts will be made on behalf of the Issuer by the Note Paying Agent.  No amounts withdrawn for payments on the Notes may be paid over to the Issuer, except as stated in this Section 3.3.

(b)      Agreement by Note Paying Agent.  The Indenture Trustee will, and will cause each Note Paying Agent (other than the Indenture Trustee) to, execute and deliver to the Indenture Trustee, an instrument in which the Note Paying Agent agrees with the Indenture Trustee (and if the Indenture Trustee acts as the Note Paying Agent, it hereby so agrees) to:
(i)      hold funds held by it for the payment of amounts due on the Notes in trust for the benefit of the Persons entitled to that money and pay it to those Persons under this Indenture;
(ii)     notify the Indenture Trustee of a default by the Issuer of which it has actual knowledge in the making of a required payment on the Notes;
(iii)    during the continuance of a default, on the request of the Indenture Trustee, immediately pay to the Indenture Trustee money held by it in trust;
(iv)    immediately resign as a Note Paying Agent and immediately pay to the Indenture Trustee amounts held by it in trust if it ceases to meet the eligibility standards set forth in Section 6.11 for the Indenture Trustee; and
(v)     comply with all requirements of the Code for withholding and reporting requirements for payments on the Notes.
(c)      Payment Direction.  The Issuer may by Issuer Order, direct a Note Paying Agent to pay to the Indenture Trustee money held in trust by the Note Paying Agent, which money will be held by the Indenture Trustee on the same terms as the Note Paying Agent.  On a Note Paying Agent’s payment of money held in trust to the Indenture Trustee, the Note Paying Agent will be released from liability for such amounts.
(d)      Unclaimed Money.  Subject to applicable law, money held by the Indenture Trustee or a Note Paying Agent in trust under this Section 3.3 which remains unclaimed for two years after it became due and payable will be discharged from the trust and paid to the Issuer on Issuer Request.  After discharge and payment, the Noteholder of the Note will, as an unsecured general creditor, look only to the Issuer for payment of the amount due and unclaimed, and the Indenture Trustee or the Note Paying Agent will be released from liability for such amounts.  However, the Indenture Trustee or the Note Paying Agent, before making the payment, will publish once, at the expense and direction of the Issuer, in a newspaper customarily published on each Business Day in the English language and of general circulation in The City of New York, notice that the money remains unclaimed and that after a date stated in the notice, which must be at least thirty (30) days from the date of publication, any unclaimed balance of the money then remaining will be paid to the Issuer.  The Indenture Trustee will also use other reasonable means to notify Noteholders of unclaimed payments.
(e)      FATCA Withholding.  The Issuer represents, warrants and covenants to the Indenture Trustee and the Note Paying Agent that, (i) to the best of the Issuer’s knowledge, the Indenture Trustee, Note Registrar and Note Paying Agent are not obligated in respect of any payments to be made by the Issuer pursuant to this Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or agreements thereunder or official interpretations thereof (“FATCA Withholding Tax”), provided such parties have obtained the requisite information about the Noteholders; (ii) the Noteholders are required to provide information sufficient to eliminate the imposition of, or determine the amount of, FATCA Withholding Tax (the “FATCA Information”) to the Issuer and the Indenture Trustee, (iii) the Issuer shall comply with all requirements of the Code with respect to the withholding from any payment made by it on any Note of any applicable FATCA Withholding Tax imposed thereon and with respect to any applicable reporting requirement in connection therewith; and (iv) to the extent the Issuer determines that FATCA Withholding Tax is applicable, it will promptly notify the Note Paying Agent of such fact.  To the extent the Issuer has the Noteholders’ information, the Issuer will provide the FATCA Information to the Indenture Trustee, the Note Registrar and the Note Paying Agent upon request. Each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Issuer, the Indenture Trustee, the Note Registrar and the Note Paying Agent with the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the FATCA Information. In addition, each holder of a Note will be deemed to understand that the Note Paying Agent has the right to withhold interest payable with respect to the Note (without any corresponding gross-up) on any beneficial owner of an interest in a Note that fails to comply with the foregoing requirements.
Section 3.4      Existence.  The Issuer will maintain its existence as a statutory trust under the Delaware Statutory Trust Act and will obtain and maintain its qualification in each jurisdiction in which the qualification is or will be necessary to protect the validity and enforceability of this Indenture, the Notes and the Collateral.
Section 3.5      Protection of Collateral.
(a)      Amendments and Financing Statements.  The Issuer will (i) execute and deliver amendments to this Indenture and other documents, (ii) file or authorize and cause to be filed financing statements and amendments and continuations of those financing statements and (iii) take other action, in each case, necessary or advisable to:
(A)            Grant more effectively any portion of the Collateral pursuant to this Indenture;
(B)            maintain or preserve the Lien and security interest (and the priority of the security interest) of this Indenture;
(C)            perfect, maintain perfection, publish notice of or protect the validity of a Grant made or to be made by this Indenture;
(D)            enforce the Collateral; or
(E)            maintain and defend title to the Collateral and the rights of the Indenture Trustee and the Secured Parties in the Collateral against the claims of all Persons, subject to Permitted Liens and the Transaction Documents.
(b)      Authorization to File.  The Issuer authorizes the Administrator and the Indenture Trustee (but the Indenture Trustee shall not be required to do so) to file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices as the Administrator or the Indenture Trustee may determine necessary or advisable to perfect the Indenture Trustee’s interest in the Collateral.  The Administrator (or the Indenture Trustee solely to the extent it has elected to so prepare and file) shall timely prepare and file the foregoing and will promptly deliver to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.
(c)      Indenture Trustee Not Obligated.  The Indenture Trustee is not obligated to (i) make a determination of whether filing financing or continuation statements, or amendments to the statements, is required or (ii) file any financing or continuation statements, or amendments to the statements, and will not be liable for failure to do so.
(d)      Description of Collateral in Financing Statement.  Financing statements filed pursuant to this Indenture may describe the Collateral in the same manner as described herein or may describe the Collateral subject thereto as “All of the debtor’s right, title and interest now or hereafter existing in, to and under all assets of the debtor, whether now owned or existing or hereafter acquired or arising.”
Section 3.6      Performance of Obligations.
(a)      Performance of Obligations.  The Issuer will perform all of its obligations under the Transaction Documents and documents included in the Collateral in all material respects.  The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in or permitted under this Indenture, the other Transaction Documents, the Servicing Procedures or such other instrument or agreement.
(b)      Subcontracting.  The Issuer may contract with other Persons to assist it in performing its obligations under this Indenture.  Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its obligations under this Indenture.
(c)      Servicer Termination Event.  If the Issuer has actual knowledge of a Servicer Termination Event, the Issuer will notify the Indenture Trustee and the Rating Agencies of the event and any action the Issuer is taking to correct the situation.  If a Servicer Termination Event results from the failure of the Servicer to perform its obligations under the Transfer and Servicing Agreement, the Issuer will take reasonable steps to remedy such failure, including enforcing the obligations of the Servicer under the Transfer and Servicing Agreement.
(d)      Cap Agreement.  Promptly following the termination of the Cap Agreement due to an “Event of Default” or “Termination Event” (as each such term is defined in the Cap Agreement), the Issuer will use reasonable efforts to enter into a replacement cap agreement on terms similar to those of the terminated Cap Agreement with an Eligible Replacement Cap Counterparty unless the Indenture Trustee sells the Collateral pursuant to Section 5.6(a)(ii).
Section 3.7      Negative Covenants.  So long as Notes are Outstanding, the Issuer will not, except as permitted in the Transaction Documents:
(a)      Dispose of Collateral.  Sell, transfer, exchange or dispose of the Collateral unless directed to do so by the Indenture Trustee;
(b)      No Release of Material Obligations.  Take action, and will use its commercially reasonable efforts to prevent any action from being taken by others, that would release any Person from any material obligation under a document included in the Collateral or that would impair the validity or enforceability of the Collateral or a document included in the Collateral;
(c)      Set-off.  Claim a credit on, or make a deduction from the payments of principal or interest on, the Notes (other than amounts withheld from payments under applicable Law) or assert a claim against a Noteholder by reason of the payment of the taxes levied or assessed on the Issuer or the Collateral;
(d)      Dissolve or Liquidate.  Dissolve or liquidate in whole or in part;
(e)      Liens.  Permit (i) the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, subordinated, terminated or discharged, or permit a Person to be released from obligations under this Indenture except in each case as permitted by this Indenture, (ii) any Lien, other than Permitted Liens, to be created on or extend to the Collateral or (iii) the Lien of this Indenture not to be a valid first priority security interest in the Collateral, other than with respect to Permitted Liens;
(f)      Modification of Collateral.  Subject to Article IX and the terms and conditions of the Collateral or any Transaction Documents, amend, modify, waive, terminate or surrender any Collateral or any Transaction Documents without the consent of the Indenture Trustee or the Noteholders of a majority of the Note Balance of the Notes and notifying the Rating Agencies;
(g)     Engage in Non-Permissible Activities.  Engage in any activity other than as permitted by the Trust Agreement.
Section 3.8      Opinions on Collateral.
(a)      Opinion on Recording.  If this Indenture is subject to recording, the Issuer, at its expense, will record it and deliver an Opinion of Counsel to the Indenture Trustee stating that the recording is necessary either for the protection of the Secured Parties or for the enforcement of a right or remedy Granted to the Indenture Trustee under this Indenture.
(b)      Opinion on Perfection.  On the Closing Date, the Issuer will furnish to the Indenture Trustee an Opinion of Counsel stating that this Indenture creates an enforceable security interest in favor of the Indenture Trustee in the Indenture Trustee’s right, title and interest in and to the Collateral transferred by the Issuer to the Indenture Trustee pursuant to this Indenture and in any identifiable cash proceeds thereof.

(c)      Annual Opinion.  On or before April 30 of each year, beginning in the year after the Closing Date, the Issuer will furnish to the Indenture Trustee an Opinion of Counsel either (i) stating that, in the opinion of that counsel, all action has been taken for the recording, filing, re-recording and refiling of this Indenture and all financing statements and continuation statements to maintain the Lien of this Indenture or (ii) stating that in the opinion of that counsel no action is necessary to maintain the Lien.
Section 3.9      Annual Certificate of Compliance.  The Issuer will deliver to the Indenture Trustee within ninety (90) days after the end of each calendar year, beginning in the year after the Closing Date, an Officer’s Certificate signed by a Responsible Person of the Issuer, stating that (a) a review of the Issuer’s activities and of its performance under this Indenture during the prior year has been made under a Responsible Person’s supervision and (b) to the Responsible Person’s knowledge, based on the review, the Issuer has fulfilled in all material respects its obligations under this Indenture throughout the prior year or, if there has been a failure to fulfill an obligation in any material respect, stating each failure known to the Responsible Person and the nature and status of the failure.  A copy of the Officer’s Certificate may be obtained by any Noteholder or Person certifying it is a Note Owner by a request to the Indenture Trustee at its Corporate Trust Office.  The Issuer’s obligation to deliver an Officer’s Certificate under this Section 3.9 will terminate on the payment in full of the Notes.
Section 3.10      Merger and Consolidation; Transfer of Assets.  The Issuer will not merge or consolidate with or into any Person or transfer all or substantially all of its assets, unless:
(a)      Surviving Person.  The Person (if other than the Issuer) formed by or surviving the merger or consolidation, or that acquires those assets, (i) is organized and existing under the laws of the United States or any State and (ii) assumes, by an indenture supplemental to this Indenture (unless the assumption happens by operation of law), executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of principal of and interest on the Notes and the performance of the other obligations under this Indenture and the other Transaction Documents to be performed by the Issuer;
(b)      Subordination.  For a transfer of the assets included in the Collateral, the Person who acquires those assets agrees by means of the supplemental indenture executed and delivered to the Indenture Trustee that (i) all right, title and interest transferred will be subject and subordinate to the rights of the Noteholders, (ii) unless stated in the supplemental indenture, that Person will indemnify the Issuer for fees, expenses, losses, damages and liabilities (including fees and expenses of defending itself against any loss, damage or liability) related to this Indenture and the Notes and (iii) that Person will make all necessary filings, if any, including filings with the Commission required by the Exchange Act for the Notes;
(c)      No Default or Event of Default.  Immediately after giving effect to the merger, consolidation or transfer, no Default or Event of Default will have occurred and be continuing;
(d)      Rating Agency Condition.  The Rating Agency Condition has been satisfied for the merger, consolidation or transfer;

(e)      Opinion.  The Issuer has received an Opinion of Counsel (with a copy to the Indenture Trustee) stating that the merger, consolidation or transfer will not cause (i) any security issued by the Issuer to be deemed sold or exchanged for purposes of Section 1001 of the Code or (ii) the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;
(f)      Actions.  Any action necessary to maintain the Lien and security interest Granted by this Indenture has been taken; and
(g)      Conditions.  The Issuer has delivered to the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that the merger, consolidation or transfer and the supplemental indenture comply with this Article III and that all the conditions in this Indenture for the merger, consolidation or transfer have been satisfied.
Section 3.11      Successor or Transferee.  (a) On a merger or consolidation of the Issuer or a transfer under Section 3.10, the Person formed by or surviving the merger or consolidation (if other than the Issuer) will succeed to, and be substituted for, and may exercise the rights and powers of, the Issuer under this Indenture with the same effect as if that Person had been named as the Issuer in this Indenture and (b) for a transfer of the assets of the Issuer under Section 3.10, the predecessor Issuer will be released from its obligations under this Indenture to be performed by the successor Issuer for the Notes immediately on receipt of notice by the Indenture Trustee stating that the Issuer is to be released.
Section 3.12      No Other Activities.  The Issuer will not engage in activities other than financing, acquiring, owning and pledging the Trust Property as described in the Transaction Documents, entering into the Transaction Documents and activities incidental to those activities.
Section 3.13      Further Acts and Documents.  On request of the Indenture Trustee, the Issuer will take action and execute and deliver additional documents reasonably required to perform and carry out the purposes of this Indenture.
Section 3.14      Restricted Payments.
(a)      No Set-off.  The Issuer will not, directly or indirectly, (i) make payments (by reduction of capital or otherwise) to the Owner Trustee or the Certificateholders, (ii) redeem, purchase, retire or acquire for value an ownership interest in the Issuer or (iii) set aside or segregate amounts for those purposes, except in any of such cases as permitted under this Indenture and the other Transaction Documents.
(b)      No Other Payments.  The Issuer will not, directly or indirectly, make payments to or distributions from the Bank Accounts except according to the Transaction Documents.
Section 3.15      Notice of Events of Default.  The Issuer will notify the Indenture Trustee, the Servicer and the Rating Agencies as soon as practicable, but in any event within five (5) Business Days after a Responsible Person of the Issuer has actual knowledge of an Event of Default.

Section 3.16      Review of Issuer’s Records.  The Issuer will maintain records and documents relating to its performance under this Indenture according to its customary business practices.  Upon reasonable request not more than once during any calendar year, and with reasonable notice, the Issuer will give the Indenture Trustee (or its representatives) access to the records and documents to conduct a review of the Issuer’s performance under this Indenture.  Any access or review will be conducted at the Issuer’s offices during its normal business hours at a time reasonably convenient to the Issuer and in a manner that will minimize disruption to its business operations.  Any access or review will be subject to the Issuer’s security, confidentiality and privacy policies and any legal, regulatory and data protection policies.  Notwithstanding the foregoing, the permissive right of the Indenture Trustee to access and review the Issuer’s records shall not constitute an obligation of the Indenture Trustee to do so.
Section 3.17      Issuer’s Representations and Warranties.  The Issuer represents and warrants to the Indenture Trustee as of the Closing Date and each Acquisition Date:
(a)      Organization and Qualification.  The Issuer is duly formed and validly existing as a statutory trust in good standing under the laws of the State of Delaware.
(b)      Power, Authority and Enforceability.  The Issuer has the power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party.  The Issuer has authorized the execution, delivery and performance of the Transaction Documents to which it is a party.  The Transaction Documents to which it is a party are the legal, valid and binding obligation of the Issuer enforceable against the Issuer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.
(c)      No Conflicts and No Violation.  The completion of the transactions contemplated by the Transaction Documents to which it is a party and the performance of its obligations under such documents will not (i) conflict with, or be a material breach or material default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Issuer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Issuer’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than this Indenture), (iii) violate the Trust Agreement or (iv) violate a Law or, to the Issuer’s knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties that applies to the Issuer, which, in each case of clauses (i) through (iv), would reasonably be expected to have a Material Adverse Effect.
(d)      No Proceedings.  To the Issuer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties (i) asserting the invalidity of the Transaction Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the completion of the transactions contemplated by the Transaction Documents, (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect or would materially adversely impact the validity or enforceability of the Notes or (iv) relating to the Issuer that would reasonably be expected to

(A) affect the treatment of the Notes as indebtedness for purposes of U.S. federal and State income tax, franchise tax, and any other tax imposed on or measured in whole or in part by income, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than any proceedings that, to the Issuer’s knowledge, would not reasonably be expected to have a material adverse effect on the Issuer, the performance by the Issuer of its obligations under, or the validity and enforceability of, the Transaction Documents or the Notes or the tax treatment of the Issuer or the Notes.
(e)      No Investment Company.  The Issuer is not an “investment company” as defined in the Investment Company Act.  In making this determination, the Issuer is relying on the definition in Section 3(c)(5)(A) of the Investment Company Act, although other exclusions or exemptions may also be available to the Issuer.
(f)      Volcker Rule.  The Issuer is structured not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Volcker Rule.”
Section 3.18      Issuer’s Representations and Warranties About Security Interest.  The Issuer represents and warrants to the Indenture Trustee as of the Closing Date and each Acquisition Date, which representations and warranties will survive the termination of this Indenture and may not be waived by the Indenture Trustee:
(a)      Valid Security Interest.  This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee which is prior to all other Liens, other than Permitted Liens, and is enforceable against creditors of, purchasers from and transferees and absolute assignees of the Issuer.
(b)      Type.  The Receivables are either “accounts” or “payment intangibles” within the meaning of the applicable UCC.
(c)      Good Title.  The Issuer owns and has good title to the Collateral free and clear of any Lien, other than Permitted Liens.  The Issuer has received all consents and approvals required by the terms of the Collateral to Grant to the Indenture Trustee all of its right, title and interest in the Collateral, except if a requirement for consent or approval is extinguished under the applicable UCC.
(d)      Filing Financing Statements.  The Issuer has caused, or will cause within ten (10) days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law to perfect the security interest Granted in the Collateral to the Indenture Trustee under this Indenture.  All financing statements filed or to be filed against the Issuer in favor of the Indenture Trustee under this Indenture describing the Collateral will contain a statement to the following effect: “A purchase, absolute assignment or transfer of or grant of a security interest in any collateral described in this financing statement will violate the rights of the Secured Parties.”

(e)      No Other Sale, Grant or Financing Statements.  Other than the security interest Granted to the Indenture Trustee under this Indenture, the Issuer has not sold or Granted a security interest in any of the Collateral.  The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering any of the Collateral, other than financing statements relating to the security interest Granted to the Indenture Trustee under this Indenture.  The Issuer is not aware of any judgment or tax Lien filings against it.
(f)      Securities Account.  All Permitted Investments have been and will be credited to a Securities Account.  The Securities Intermediary for each Securities Account has agreed to treat all assets credited to the Securities Accounts as “financial assets” within the meaning of the applicable UCC.
(g)      Securities Intermediary Agreement.  The Issuer has delivered to the Indenture Trustee a fully executed Account Control Agreement (1) that provides that the agreement is governed solely by the law of the State of New York and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention, (2) pursuant to which the Securities Intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Securities Accounts without further consent by the Issuer, and (3) with a Securities Intermediary that at the time of this Indenture has one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the “qualifying office” condition provided in the second sentence of Article 4(1) of the Hague Securities Convention.
(h)      Name of Securities Accounts.  The Securities Accounts are not in the name of a Person other than the Issuer or the Note Paying Agent.  The Issuer has not consented to the Securities Intermediary of a Securities Account complying with entitlement orders of a Person other than the Indenture Trustee.
ARTICLE IV
SATISFACTION AND DISCHARGE
Section 4.1      Satisfaction and Discharge of Indenture.
(a)      Conditions to Satisfaction and Discharge.  Except as stated in Section 4.1(c), this Indenture will cease to be of further effect for the Notes if:
(i)      either (A) the Notes that have been authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid under Section 2.7 and (2) Notes for which payment money has been deposited in trust or segregated and held in trust by the Issuer and later paid to the Issuer or discharged from the trust under Section 3.3) have been delivered to the Indenture Trustee for cancellation or (B) the Notes not delivered to the Indenture Trustee for cancellation have become due and payable and the Issuer has deposited or caused to be deposited with the Indenture Trustee money in trust in an amount sufficient to pay and discharge the outstanding Note Balance of the Notes and interest accrued on the Notes on the Redemption Date;

(ii)      the Issuer has paid or caused to be paid all money payable by it under the Transaction Documents; and
(iii)      the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.3.
(b)      Acknowledgement of Satisfaction and Discharge.  After the satisfaction and discharge of the Indenture under Section 4.1(a), the Indenture Trustee will (i) upon receipt of an Issuer Order and at the expense of the Issuer, execute documents acknowledging satisfaction and discharge of this Indenture and (ii) at the request of the Owner Trustee, the Indenture Trustee will deliver to the Owner Trustee a certificate stating that all Noteholders have been paid in full.
(c)      Continuing Rights and Obligations.  After the satisfaction and discharge of this Indenture, this Indenture will continue for (i) rights of registration of transfer and exchange, (ii) replacement of mutilated, destroyed, lost or stolen Notes, (iii) the rights of Noteholders to receive payments of principal of and interest on the Notes, (iv) the obligations of the Indenture Trustee and any Note Paying Agent under Section 3.3, (v) the rights, obligations and immunities of the Indenture Trustee under this Indenture and (vi) the rights of the Secured Parties as beneficiaries of this Indenture in the property deposited with the Indenture Trustee payable to them for a period of two years after the satisfaction and discharge.
ARTICLE V
EVENTS OF DEFAULT; REMEDIES
Section 5.1      Events of Default.
(a)      Events of Default.  The occurrence of one of the following events will be an event of default under this Indenture (each, an “Event of Default”):
(i)         the Issuer fails to pay interest due on any Class of Notes of the Controlling Class on any Payment Date, and the failure continues for five (5) days or more;
(ii)       the Issuer fails to pay the principal of or any Make-Whole Payments on a Note on the applicable Final Maturity Date;
(iii)      the Issuer fails to observe or perform a material covenant or agreement of the Issuer in this Indenture (other than to pay interest on or principal of the Notes), or a representation or warranty of the Issuer made in this Indenture or in an Officer’s Certificate or other document delivered under this Indenture is incorrect in any material respect when made, and in each case, the failure or error continues for at least sixty (60) days after the Issuer receives written notice from the Indenture Trustee (upon receipt of written notice or actual knowledge thereof by a Responsible Person of the Indenture Trustee), or the Issuer and the Indenture Trustee receive written notice from the Noteholders of at least 25% of the Note Balance of the Controlling Class, in each case, stating the failure or error, requiring it to be corrected and stating that the notice is a “Notice of Default”; or
(iv)      an Insolvency Event of the Issuer occurs.

(b)      Issuer to Notify.  In addition to the Issuer’s notification obligations set forth in Section 3.15, the Issuer will notify the Indenture Trustee within five (5) Business Days after a Responsible Person of the Issuer has knowledge of the occurrence of a Default under Section 5.1(a)(iii), which notice will describe the Default, the status of the Default and what action the Issuer is taking to correct the Default.  The Issuer will deliver a copy of the notice to each Qualified Institution (if not the Indenture Trustee) maintaining a Bank Account.
(c)      Indenture Trustee to Notify.  In addition to the notice obligations of the Indenture Trustee under Section 6.5(a), the Indenture Trustee will notify the Noteholders within five (5) Business Days after a Responsible Person of the Indenture Trustee has actual knowledge of the occurrence of an Event of Default.
Section 5.2      Acceleration of Maturity; Rescission.
(a)      Acceleration.  If an Event of Default, other than an Event of Default under Section 5.1(a)(iv), occurs and is continuing, the Indenture Trustee may, or the Noteholders of a majority of the Note Balance of the Controlling Class may, declare the Notes to be accelerated by notifying the Issuer (and the Indenture Trustee if given by the Noteholders).  On acceleration, the unpaid Note Balance of the Notes, together with accrued and unpaid interest and unpaid Make-Whole Payments, if any, will become immediately due and payable.  If an Event of Default in Section 5.1(a)(iv) occurs, all unpaid principal of and accrued and unpaid interest on the Notes, and all other amounts payable under this Indenture (including unpaid Make-Whole Payments), will automatically become immediately due and payable without a declaration or other act of the Indenture Trustee or a Noteholder.  On the declaration of acceleration or upon actual knowledge of a Responsible Person of the Indenture Trustee of an automatic acceleration, the Indenture Trustee will promptly notify each Noteholder and each Qualified Institution (if not the Indenture Trustee) maintaining a Bank Account.
(b)      Rescission of Acceleration.  The Noteholders of a majority of the Note Balance of the Controlling Class, by notifying the Issuer and the Indenture Trustee, may rescind a declaration of acceleration before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as stated in this Article V if:
(i)      the Issuer has paid or deposited with the Indenture Trustee an amount sufficient to (A) pay the due and unpaid principal of and interest on the Notes and all other amounts that would then be due under this Indenture or on the Notes if the Event of Default giving rise to the acceleration had not occurred, (B) pay all amounts owed to the Indenture Trustee under Section 6.7 and (C) pay all other outstanding fees and expenses of the Issuer; and
(ii)      all Events of Default, other than the non-payment of the principal of the Notes that has become due solely by acceleration, have been corrected or waived under Section 5.14.
Section 5.3      Collection of Indebtedness by Indenture Trustee.
(a)      Overdue Amounts.  If an Event of Default under Section 5.1(a)(i) or (ii) occurs and is continuing, the Issuer, on demand of the Indenture Trustee, will pay to the Note Paying

Agent for the benefit of the Noteholders, the overdue amount with interest at the rate of interest then applicable to the Notes.
(b)      Collection Costs.  In addition, the Issuer will pay the costs of collection, including the expenses of the Indenture Trustee and its agents, counsel, accountants and experts due to the Indenture Trustee under Section 6.7.
(c)      Proceedings.  If the Issuer fails to pay those amounts and the collection costs set forth in Section 5.3(b) on demand, the Indenture Trustee, in its own name and as trustee of an express trust, may start a Proceeding to collect the money due and unpaid, and may pursue the Proceeding to final judgment, and may enforce the judgment against the Issuer and collect the money due and unpaid in the manner provided by law out of the Collateral.
Section 5.4      Trustee May File Proofs of Claim.
(a)      Proofs of Claim.  If there is a Proceeding involving the Issuer under the Bankruptcy Code or another bankruptcy, insolvency or other similar law, or in case a trustee, liquidator, receiver or similar official has been appointed for or taken possession of the Issuer or its property, the Indenture Trustee may:
(i)      file a proof of claim for the due and unpaid principal of and interest on the Notes and file other proofs of claim (including any claims for compensation or indemnification under Section 6.7) or documents necessary or advisable to have the claims of the Indenture Trustee on behalf of the Secured Parties allowed in the Proceedings or in other judicial proceedings involving the Issuer, its creditors and its property;
(ii)     unless prohibited by applicable Law, vote on behalf of the Secured Parties in the election of a trustee, a standby trustee or a Person performing similar functions in the Proceedings; and
(iii)    collect and receive any money or other property payable or deliverable on the claims and pay all amounts received on the claims of the Secured Parties, including the claims asserted by the Indenture Trustee on their behalf.
(b)      Authorization by Noteholders.  Each Noteholder authorizes a trustee, liquidator, receiver or similar official in a Proceeding to make payments to the Indenture Trustee and, if the Indenture Trustee consents to make payments directly to the Noteholders, to pay to the Indenture Trustee the amounts owed to the Indenture Trustee under Section 6.7.
(c)      No Right to Consent or Vote.  Except as permitted under Section 5.4(a)(ii), this Indenture (i) does not authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of a Noteholder a plan of reorganization, arrangement, adjustment or composition affecting the Notes and (ii) does not limit the rights of a Noteholder to authorize the Indenture Trustee to vote on the claim of a Noteholder in the Proceeding.

Section 5.5      Enforcement of Claims Without Possession of Notes.
(a)      Notes not Required.  The Indenture Trustee may enforce its rights and make claims under this Indenture, or under the Notes, without the possession of the Notes or the production of the Notes in a Proceeding.  A Proceeding started by the Indenture Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses and indemnity of the Indenture Trustee and its agents, counsel, accountants and experts due to the Indenture Trustee under Section 6.7, will be for the benefit of the Secured Parties for which the judgment has been recovered.
(b)      Proceeding.  In any Proceeding brought by the Indenture Trustee (and any Proceeding involving the interpretation of this Indenture to which the Indenture Trustee is a party), the Indenture Trustee will be held to represent all the Secured Parties, and it will not be necessary to make any Secured Party, including a Noteholder, a party to the Proceeding.
Section 5.6      Remedies; Priorities.
(a)      Remedies.  If the Notes have been accelerated under Section 5.2(a) and the declaration of acceleration has not been rescinded according to Section 5.2(b), the Indenture Trustee may do one or more of the following (subject to Section 5.7), and will at the direction of the Noteholders of a majority of the Note Balance of the Controlling Class:
(i)      start a Proceeding in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture on the Notes, enforce any judgment obtained and collect from the Issuer money adjudged due;
(ii)     subject to Section 5.6(c), sell or liquidate all or any part of the Collateral or rights or interest in the Collateral at one or more public or private sales called and conducted in any manner permitted by law;
(iii)    exercise any remedies of a secured party under the UCC; and
(iv)    take any other action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders.
(b)      Notice of Sale or Liquidation of Collateral.  The Indenture Trustee will notify each Noteholder and the Depositor of a sale or liquidation under Section 5.6(a)(ii) at least fifteen (15) days before the sale or liquidation.  A Noteholder, the Depositor or the Servicer may submit a bid during the sale or liquidation.
(c)      Limitation on Collateral Liquidation.  The Indenture Trustee may not sell or liquidate the Collateral unless:
(i)      the Event of Default is described in Section 5.1(a)(i) or (ii); or
(ii)     the Event of Default is described in Section 5.1(a)(iii) and:

(A)	the Noteholders representing 100% of the Note Balance of the Notes consent to the sale or liquidation; or
(B)
the proceeds of the sale or liquidation are expected to be sufficient to pay in full all amounts owed by the Issuer to the Secured Parties including all principal of and accrued interest and any Make-Whole Payments on the Notes; or

(iii)      the Event of Default is described in Section 5.1(a)(iv) and:
(A)	the Noteholders representing 100% of the Note Balance of the Controlling Class consent to the sale or liquidation; or
(B)
the proceeds of the sale or liquidation are expected to be sufficient to pay in full all amounts owed by the Issuer to the Secured Parties including all principal of and accrued interest and any Make-Whole Payments on the Notes; or

(C)
the Indenture Trustee (1) determines that the Collateral will not continue to provide sufficient money for the payment of all amounts owed to the Secured Parties, as those payments would have become due if the Notes had not been accelerated and (2) obtains the consent of Noteholders of at least 66-2/3% of the Note Balance of the Controlling Class.

In determining whether the condition in clause (ii)(B), (iii)(B) or (iii)(C) (1) above has been satisfied, the Indenture Trustee may rely on an opinion of a nationally-recognized Independent investment banking firm or firm of certified public accountants on the expected proceeds or on the sufficiency of the Collateral for that purpose.
(d)      Proceeds of Collateral.  Any money or property collected by the Indenture Trustee after the occurrence of an Event of Default that has not been waived or cured and an acceleration of the Notes will be deposited in the Collection Account for distribution according to Section 8.2(e) on the Payment Date after the Collection Period during which those amounts are collected.  In all other circumstances, Section 8.2(c) will continue to apply after an Event of Default.
Section 5.7      Optional Preservation of Collateral.  If the Notes have been accelerated under Section 5.2(a) and the declaration of acceleration has not been rescinded, the Indenture Trustee may elect to maintain possession of the Collateral, subject to Section 5.13(c).  The Indenture Trustee will take into account that the Collections and other amounts expected to be received on the Collateral must be sufficient to pay the unpaid principal of and accrued and unpaid interest and any Make-Whole Payments on the Notes when determining whether or not to maintain possession of part of the Collateral.  In making this determination, the Indenture Trustee may rely on an opinion of a nationally-recognized Independent investment banking firm or firm of certified public accountants.

Section 5.8      Limitation on Suits.
(a)      Proceedings.  No Noteholder has the right to start a Proceeding under this Indenture or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, except (1) pursuant to the dispute resolution procedures described in Section 11.2 of the Transfer and Servicing Agreement or (2) if:
(i)      the Noteholder has notified the Indenture Trustee of a continuing Event of Default;
(ii)      the Noteholders of at least 25% of the Note Balance of the Controlling Class have requested the Indenture Trustee to start the Proceeding for the Event of Default in its own name as Indenture Trustee under this Indenture;
(iii)      the Noteholders have offered reasonable indemnity satisfactory to the Indenture Trustee against fees, expenses, losses, damages, claims and liabilities that may be incurred by the Indenture Trustee, or its agents, counsel, accountants and experts, in complying with the request;
(iv)      the Indenture Trustee has failed to start the Proceedings for sixty (60) days after it receives the notice, request and offer of indemnity; and
(v)      the Noteholders of a majority of the Note Balance of the Controlling Class have not given the Indenture Trustee a direction inconsistent with the request during that 60 day period.
(b)      No Right to Impair.  No Noteholder has the right to impair the rights of another Noteholder or to seek or obtain priority or preference over another Noteholder or to enforce any right under this Indenture, except in the manner stated in this Indenture.
(c)      Conflicting Requests.  If the Indenture Trustee receives conflicting requests under Section 5.8(a)(ii) from two or more groups of Noteholders, each evidencing less than a majority of the Note Balance of the Controlling Class, the Indenture Trustee will take the action requested by the Noteholders representing the greatest percentage of the Note Balance of the Controlling Class, notwithstanding any other provision of this Indenture.
Section 5.9      Unconditional Rights to Receive Principal and Interest.  Each Noteholder has an absolute and unconditional right to receive payment of the principal of and interest on its Note on or after the due dates stated in the Note or in this Indenture (or, for redemption, on or after the Redemption Date) and to start a Proceeding for the enforcement of the payment according to Section 5.8.  Those rights may not be impaired or affected without the consent of the Noteholder.
Section 5.10      Restoration of Rights and Remedies.  If the Indenture Trustee or a Noteholder has started a Proceeding to enforce a right or remedy under this Indenture and the Proceeding has been discontinued or abandoned or has been determined adversely to the Indenture Trustee or to the Noteholder, then the Issuer, the Indenture Trustee and the Noteholders, subject to a determination in the Proceeding, will be restored to their former positions under this Indenture, and all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no Proceeding had been started.
Section 5.11      Rights and Remedies Cumulative.  No right or remedy of the Indenture Trustee or the Noteholders under this Indenture is intended to be exclusive of any other right or remedy, and every right and remedy, if permitted by law, will be cumulative and in addition to every other right and remedy under this Indenture.  The exercise of a right or remedy will not prevent the exercise of another right or remedy at the same time.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture will not be affected by the seeking, obtaining or use of other relief under this Indenture.  Neither the Lien of this Indenture nor the rights or remedies of the Indenture Trustee or the Noteholders will be impaired by the recovery of a judgment by the Indenture Trustee against the Issuer or by the execution of a judgment on the Collateral.
Section 5.12      Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or a Noteholder to exercise a right or remedy after a Default or Event of Default will impair the right or remedy, or be a waiver of the Default or Event of Default.  Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised as often as deemed advisable by the Indenture Trustee or by the Noteholders.
Section 5.13      Control by Noteholders.  The Noteholders of a majority of the Note Balance of the Controlling Class have the right to direct the time, method and place of conducting a Proceeding for a remedy available to the Indenture Trustee for the Notes or exercising a trust or power of the Indenture Trustee, subject to the following terms:
(a)      No Conflict.  The direction does not conflict with Law or with this Indenture.
(b)      Direction to Sell or Liquidate.  Except under Section 5.6(c), a direction to the Indenture Trustee to sell or liquidate the Collateral must have been made by the Noteholders of 100% of the Note Balance of the Controlling Class.
(c)      Non-Unanimous Directions.  If the Indenture Trustee elects to retain the Collateral under Section 5.7, then a direction to the Indenture Trustee by Noteholders of less than 100% of the Note Balance of the Controlling Class to sell or liquidate the Collateral will not be effective.
(d)      Other Action.  The Indenture Trustee may take other action considered advisable by the Indenture Trustee that is not inconsistent with the direction from the Noteholders of a majority of the Note Balance of the Controlling Class.
(e)      Adverse Action.  The Indenture Trustee need not take an action for which it will not be adequately indemnified or that it determines might have a material adverse effect on the rights of Noteholders not consenting to the action.
Section 5.14      Waiver of Defaults and Events of Default.
(a)      Waiver by Controlling Class.  The Noteholders of a majority of the Note Balance of the Controlling Class may waive a Default or Event of Default except an Event of Default

(i) in the payment of principal of or interest on the Notes (other than an Event of Default relating to failure to pay principal due only by reason of acceleration) or (ii) for a covenant or term of this Indenture that cannot be amended, supplemented or modified without the consent of all Noteholders.
(b)      Effect of Waiver.  On any waiver, the Default or Event of Default will be considered not to have occurred for all purposes of this Indenture.  No waiver will extend to any other Default or Event of Default or impair any right relating to any other Default or Event of Default.
Section 5.15      Agreement to Pay Costs.  The parties to this Indenture agree, and each Noteholder by its acceptance of a Note will be deemed to have agreed, that a court may in its discretion require, in a Proceeding for the enforcement of a right or remedy under this Indenture, or in a Proceeding against the Indenture Trustee for an action taken or not taken by it as Indenture Trustee, the filing by a party litigant in the Proceeding of an agreement to pay the costs of the Proceeding, and that the court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against a party litigant in the Proceeding.  This Section 5.15 will not apply to (a) a Proceeding started by the Indenture Trustee, (b) a Proceeding started by a Noteholder or group of Noteholders holding more than 10% of the Note Balance of the Notes (or for a Proceeding for the enforcement of a right or remedy under this Indenture that is started by the Controlling Class, holding more than 10% of the Note Balance of the Controlling Class) or (c) a Proceeding started by a Noteholder for the enforcement of the payment of principal of or interest on a Note on or after the respective due dates expressed in the Note and in this Indenture (or, for redemption, on or after the Redemption Date).
Section 5.16      Waiver of Stay or Extension Laws.  The Issuer agrees that it will not plead or in any manner claim or take the benefit of, a stay or extension that may affect the performance of its obligations under this Indenture, and the Issuer waives the benefit of such law.
Section 5.17      Performance and Enforcement of Obligations.
(a)      Actions Requested by Indenture Trustee.  At the Administrator’s expense, the Issuer will promptly take any lawful action the Indenture Trustee requests to (i) compel the performance by (A) the Depositor and the Servicer of their obligations to the Issuer under the Transfer and Servicing Agreement and the Master Trust Receivables Transfer Agreement or (B) the Depositor and the Originators of their obligations under the Originator Receivables Transfer Agreement and (ii) exercise any rights, remedies, powers, privileges and claims available to the Issuer under those agreements as directed by the Indenture Trustee.
(b)      Exercise by Indenture Trustee.  If an Event of Default has occurred and is continuing, (i) the Indenture Trustee may, and at the written direction of the Noteholders of at least 66-2/3% of the Note Balance of the Controlling Class will, exercise all rights, remedies, powers, privileges and claims of the Issuer against (A) the Depositor or the Servicer under the Transfer and Servicing Agreement and the Master Trust Receivables Transfer Agreement, (B) the Depositor and the Originators under the Originator Receivables Transfer Agreement, (C) the Cap Counterparty under the Cap Agreement, including the right or power to take any action to compel or secure performance or observance by those Persons of their obligations to the Issuer under those agreements, and to give a consent, request, notice, direction, approval, extension or waiver under those agreements and (ii) the right and power of the Issuer to take any such action will be suspended.
ARTICLE VI
INDENTURE TRUSTEE
Section 6.1      Indenture Trustee’s Obligations.
(a)      Standard of Care.  If an Event of Default has occurred and is continuing, the Indenture Trustee will exercise the rights and powers vested in it under this Indenture using the same degree of care and skill as a prudent person would use under the circumstances in the conduct of that person’s own affairs.
(b)      Obligations; Reliance.  Except during the continuance of an Event of Default:
(i)      the Indenture Trustee agrees to perform the duties and only such duties as specifically stated in this Indenture and no implied covenants, duties (including fiduciary duties) or obligations are to be read into this Indenture against the Indenture Trustee; and
(ii)      in the absence of willful misconduct, bad faith or negligence on its part, the Indenture Trustee may conclusively rely, for the truth of the statements and the correctness of the opinions furnished to it, on certificates or opinions furnished to it and, if required by this Indenture, conforming to the requirements of this Indenture.  The Indenture Trustee will examine the certificates and opinions to determine whether or not they conform as to form to the requirements (but need not confirm or investigate the accuracy of mathematical calculations or other facts therein), if any, of this Indenture.
(c)      Indenture Trustee Liable.  The Indenture Trustee will not be relieved from liability for its own willful misconduct, bad faith or negligence, except that:
(i)      this Section 6.1(c) does not limit the effect of Section 6.1(b);
(ii)      the Indenture Trustee will not be liable for an error of judgment made in good faith unless it is proved that the Indenture Trustee was negligent in determining the relevant facts;
(iii)      the Indenture Trustee will not be liable for any action taken or not taken in good faith according to this Indenture or the Transfer and Servicing Agreement or a direction received by it from the Noteholders in accordance with the provisions of this Indenture or the Transfer and Servicing Agreement; and
(iv)      the Indenture Trustee will not be liable for any action taken or not taken by it in good faith in the administration of any Noteholder or Verified Note Owner vote about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review so long as the administration of such vote conforms in all material respects to the Indenture Trustee’s standard internal vote solicitation process.

(d)      Not Liable for Interest.  The Indenture Trustee will not be liable for interest on money received by it, except as the Indenture Trustee may agree in writing with the Issuer.
(e)      Not Required to Segregate.  The Indenture Trustee need not segregate any funds held by it in trust under this Indenture from other funds unless required by Law, this Indenture or the Transfer and Servicing Agreement.
(f)      Section Governs.  Whether or not expressly so provided, every provision of this Indenture relating to the conduct of the Indenture Trustee, the liability of the Indenture Trustee or giving protection to the Indenture Trustee is subject to this Section 6.1 and to the TIA.
(g)      No Deemed Knowledge.  The Indenture Trustee will not be deemed to have knowledge of a breach of the Eligibility Representation, Default or any Event of Default or any other fact (including whether any reacquisition or acquisition request remains unresolved for one-hundred eighty (180) days) or event unless (i) a Responsible Person of the Indenture Trustee has actual knowledge of the breach, Default, Event of Default or other fact or event or (ii) where written notice is required, a Responsible Person of the Indenture Trustee has actually received written notice of the specific breach, Default, Event of Default or other fact or event at its Corporate Trust Office, and such notice specifically identifies the Issuer, this Indenture and such breach, Default, Event of Default, or other fact or event.  Any notice of an occurrence of a breach of the Eligibility Representation under a Receivables Transfer Agreement delivered to the Indenture Trustee shall specifically identify the Receivables in breach.  Knowledge or information acquired by U.S. Bank National Association in its capacity as Indenture Trustee, Note Paying Agent or Note Registrar, as applicable, shall not be imputed to U.S. Bank National Association in any other capacity in which it may act under the Transaction Documents or to any affiliate of U.S. Bank National Association and vice versa.  For the avoidance of doubt, receipt by the Indenture Trustee of a Review Report under the Asset Representations Review Agreement shall not constitute knowledge of any such event or breach.
(h)      Action upon Notice of Breach.  Upon the actual knowledge of or receipt of written notice by a Responsible Person of the Indenture Trustee of a material breach of an Originator’s Eligibility Representation made in Section 3.3 of the Originator Receivables Transfer Agreement, a material breach of the Servicer’s Eligibility Representation made in Section 3.3 of the Master Trust Receivables Transfer Agreement, or any other specified breach by the Servicer under the Transfer and Servicing Agreement, the Indenture Trustee’s sole obligations are to (i) make a demand upon the applicable Originator (or to cause the Depositor to make a demand upon the applicable Originator) to reacquire the Receivable under Section 3.4 of the Originator Receivables Transfer Agreement or upon the Servicer to acquire the Receivable under Section 3.4 of the Master Trust Receivables Transfer Agreement or Section 3.3 of the Transfer and Servicing Agreement, as applicable and (ii) to the extent amounts due under clause (i) are not remitted by the applicable Originator or the Servicer, to promptly provide written notice to the Parent Support Provider of the failure by such party to remit such Acquisition Amount.  Unless the Indenture Trustee receives written direction and indemnity satisfactory to the Indenture Trustee from a majority of the Controlling Class of the Notes specifying any additional step, including but not limited to commencing litigation, that the Indenture Trustee should take, the Indenture Trustee shall have no duty or obligation to take any further action to investigate or enforce remedies for breaches of representations and warranties.

(i)      No Duty to Monitor or Administer.  Except as expressly provided in this Indenture and the other Transaction Documents, the Indenture Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.
(j)      Enforceable in all Capacities.  The rights, privileges, protections, immunities and benefits given to the Indenture Trustee in this Article VI, including its right to be indemnified, are extended to, and will be enforceable by, the Indenture Trustee in each of its capacities under this Indenture and the other Transaction Documents, including as Authenticating Agent, Note Registrar and Note Paying Agent under this Indenture and as a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC under the Account Control Agreement.
(k)      Not Required to Pay or Risk Funds.  The Indenture Trustee is not obligated to (i) exercise the rights or powers under this Indenture or the other Transaction Documents, expend or risk its own funds or incur any financial liability in the performance of its obligations under this Indenture or the other Transaction Documents, including after an Event of Default, if it has reasonable grounds to believe that payment of such funds or adequate indemnity satisfactory to it against that risk or liability is not reasonably assured or given to it by the Issuer or (ii) start, pursue or defend litigation, investigate any matter or honor the request or direction of the Noteholders under this Indenture (other than (A) requests, demands or directions relating to an asset representation review demand as set forth in Article XIV of this Indenture and Section 11.1 of the Transfer and Servicing Agreement, (B) forwarding notices related to dispute resolution procedures as set forth in Section 11.2 of the Transfer and Servicing Agreement and (C) facilitating noteholder communications pursuant to Section 7.1(c) of this Indenture), unless the Noteholders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it for the reasonable expenses that might be incurred by the Indenture Trustee in complying with the request or direction. Notwithstanding anything to the contrary in this Indenture, the Indenture Trustee will not be required to take any action if the Indenture Trustee reasonably determines that such action (x) will not be in the best interests of the Noteholders or (y) will be contrary to applicable Law.  The permissive right of the Indenture Trustee to take any action under the Transaction Documents shall not be construed as a duty to take such action.
(l)      Force Majeure.  The Indenture Trustee will not be responsible or liable for a failure or delay in the performance of its obligations under this Indenture from or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, nuclear catastrophes, fires, floods, earthquakes, storms, hurricanes or other natural catastrophes and interruptions, loss or failures of mechanical, electronic or communication systems.  The Indenture Trustee will use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(m)      Consequential Damages.  The Indenture Trustee will not be responsible or liable for special, punitive, indirect or consequential losses or damages (including lost profit), even if the Indenture Trustee has been advised of the likelihood of the loss or damage and regardless of the form of action.

(n)      No Duty with Respect to Collateral.  The Indenture Trustee shall be under no duty or obligation in connection with the acquisition or Grant by the Issuer to the Indenture Trustee of any item constituting the Collateral, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Collateral.
(o)      No Duty with Respect to Risk Retention.  The Indenture Trustee will not have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any risk retention requirements under the U.S. Credit Risk Retention Rules or other rules or regulations relating to risk retention.  The Indenture Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Noteholder or other party for violation of such rules now or hereafter in effect, except as otherwise may be explicitly required by law, rule or regulation.
(p)      Determination of One-Month LIBOR.  For as long as One-Month LIBOR is the Benchmark, the Indenture Trustee shall calculate One-Month LIBOR as of each LIBOR Determination Date for so long as the Class A-1b Notes are Outstanding; provided that if One-Month LIBOR does not appear on the Reuters Screen LIBOR01 Page on any LIBOR Determination Date the Indenture Trustee shall calculate One-Month LIBOR using the rates solicited or as otherwise directed by the Administrator.  All calculations of One-Month LIBOR by the Indenture Trustee, in absence of manifest error, shall be conclusive for all purposes and binding on the Noteholders.  The Indenture Trustee shall not be responsible for determining the reference banks, rates or method used to calculate One-Month LIBOR or be liable for any error resulting from its calculation of One-Month LIBOR made in good faith.  In no event will the Indenture Trustee be responsible for determining any substitute or successor for One-Month LIBOR. The Indenture Trustee will not have any liability or obligation with respect to any determination of One-Month LIBOR by the Administrator or the selection of any replacement index and shall have no obligation to monitor or make any determination, decision or election in connection with a Benchmark Transition Event, Benchmark Replacement, Benchmark Replacement Adjustment and/or any Benchmark Replacement Conforming Changes (all of which shall be the sole obligation of the Administrator), even if the Administrator does not act.
(q)      Liability for Dissemination of Information.  Except as required by the Transaction Documents, the Indenture Trustee shall not be liable for the dissemination of any information contained in any Review Report or summary thereof, any 10-D or other filing, or any other dissemination of information required or made in accordance with the Transaction Documents and shall have no responsibility, or liability for the failure of any party to redact or remove any Personally Identifiable Information or other confidential information in any document
Section 6.2      Indenture Trustee’s Rights.
(a)      Reliance on Documents.  The Indenture Trustee may conclusively rely on any document believed by it to be genuine and which appears on its face to be properly executed and signed or presented by the proper Person.  The Indenture Trustee is not required to investigate any facts or matters or to verify any calculations or amounts stated in any document (including the Monthly Investor Report).  The Indenture Trustee will not be liable for any action taken or not taken in good faith in reliance on a document believed by it to be genuine.

(b)      Reliance on Opinions.  Before the Indenture Trustee acts or does not act, it may require and rely on an Officer’s Certificate or an Opinion of Counsel, at the expense of the Issuer.  The Indenture Trustee will not be liable for any action taken or not taken in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.
(c)      Use of Agents.  The Indenture Trustee may exercise its rights or powers under this Indenture or perform its obligations under this Indenture either directly or by or through agents or attorneys or a custodian or nominee.  The Indenture Trustee will not be responsible for misconduct or negligence on the part of, or for the supervision of, the agent, counsel, custodian or nominee appointed with due care by it under this Indenture.
(d)      Good Faith.  The Indenture Trustee will not be liable for any action taken or not taken in good faith which it believes to be authorized or within its rights or powers under this Indenture so long as the action taken or not taken does not amount to negligence.
(e)      Advice from Counsel.  The Indenture Trustee may consult with counsel, accountants, appraisers or other experts or advisors, and the advice or opinion of counsel, accountants, appraisers or other experts or advisors on any matters relating to this Indenture and the Notes will be full and complete authorization and protection from liability for any action taken or not taken by it under this Indenture in good faith and according to the advice or opinion of that counsel, accountant, appraiser or expert or advisor.
(f)      No Determination of Materiality.  The Indenture Trustee shall not be required to determine the materiality or adverse effect of breaches of representations or warranties or other events for purposes of notice or enforcement hereunder or under any other Transaction Document.
(g)      Incumbency.  The Indenture Trustee may request that the Issuer and any other Person deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(h)      No Duty with Respect to Regulatory Requirements.  The Indenture Trustee shall have no responsibility to prepare or file or make any determination with respect to any tax or securities law filing or report, or to monitor, enforce, make any determination or take any action with respect to any risk retention requirements or other regulatory requirements and shall have no liability for the failure of the Issuer, the Notes or the Noteholders or any other Person to satisfy any such requirements.
Section 6.3      Indenture Trustee’s Individual Rights.  The Indenture Trustee and any Note Paying Agent, Note Registrar or Authenticating Agent under this Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee or Note Paying Agent, Note Registrar or Authenticating Agent.
Section 6.4      Indenture Trustee’s Disclaimer.  The Indenture Trustee will not be liable for (a) the validity or adequacy of this Indenture or the Notes, (b) the Issuer’s use of the proceeds from the Notes, (c) any statement of the Issuer in this Indenture or in the Notes, other than the

Indenture Trustee’s certificate of authentication, or (d) any statement of the Issuer, the Depositor or the Servicer in any prospectus or offering document used for the offering or sale of the Notes.
Section 6.5      Notice of Defaults and Notice of Payment Defaults.
(a)      Within ninety (90) days after a Responsible Person of the Indenture Trustee has actual knowledge of, or actually receives written notice of, a Default under this Indenture, the Indenture Trustee will mail, as described in Section 313(c) of the TIA, to each Noteholder, notice of the Default, unless the Default has been corrected or waived.  However, except for a Default in the payment of principal of or interest on a Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Persons in good faith determines that the withholding of the notice is in the interests of the Noteholders.
(b)      Promptly, but not later than five (5) days, after a Responsible Person of the Indenture Trustee has actual knowledge of, or actually receives written notice of, the failure of (i) any Originator to remit an Acquisition Amount under Section 3.4 of the Originator Receivables Transfer Agreement, (ii) the Servicer to remit an Acquisition Amount under Section 3.4 of the Master Trust Receivables Transfer Agreement or Section 3.3 of the Transfer and Servicing Agreement, (iii) the Servicer to deposit Collections into the Collection Account when such amounts are to be deposited or (iv) the Marketing Agent to remit, or to cause the related Originator to remit, any amounts due under Section 3.11(b) of the Transfer and Servicing Agreement, the Indenture Trustee will notify the Parent Support Provider in writing of such payment default.
Section 6.6      Reports by Indenture Trustee.
(a)      Tax Information.  Starting in the year after the Closing Date, the Indenture Trustee will deliver or make available to each Person who at any time during the prior calendar year was a Noteholder of record, a statement containing the information required to be given to a noteholder by an issuer of indebtedness, in the form and at the time required under the Code.
(b)      Monthly Investor Report.  On each Payment Date, the Indenture Trustee will deliver the Monthly Investor Report to each Noteholder of record as of the most recent Record Date (which delivery may be made by e-mail to the e-mail addresses in the Note Register without need for confirmation of receipt or by making the report available to the Noteholders through the Indenture Trustee’s website, which initially is located at https://pivot.usbank.com (or via such other internet website as may be designated by the Indenture Trustee for such purpose).  Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.
(c)      [Reserved].
(d)      Annual Assessment of Compliance.  On or before March 1 of each year, beginning in the year after the Closing Date, the Indenture Trustee will:
(i)      deliver to the Issuer, the Depositor, the Administrator and the Servicer, a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria specified on Exhibit B during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Indenture Trustee, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Issuer and signed by an authorized officer of the Indenture Trustee; and,
(ii)      deliver to the Issuer, the Depositor, the Administrator and the Servicer a report of a registered public accounting firm reasonably acceptable to the Issuer and the Administrator that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph.  This attestation shall be delivered in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S‑X under the Securities Act and the Exchange Act.
The reports will be delivered in a format suitable for filing with the Commission on EDGAR.
(e)      Obligation to Update Disclosure.  The Indenture Trustee will notify and provide information, and certify that information in an Officer’s Certificate, to the Issuer, the Administrator and the Depositor on the occurrence of any event or condition relating to the Indenture Trustee or actions taken by the Indenture Trustee that (i) may be required to be disclosed by the Issuer under Item 2 (the institution of, material developments in, or termination of legal proceedings against the Indenture Trustee that are material to the Noteholders) of Form 10-D under the Exchange Act within five (5) Business Days of a Responsible Person of the Indenture Trustee having actual knowledge of such proceeding, (ii) the Issuer, or the Administrator on behalf of the Issuer, reasonably requests of the Indenture Trustee that the Administrator believes is necessary to comply with the Issuer’s reporting obligations under the Exchange Act within two (2) Business Days of request, (iii) is required to be disclosed under Item 5 (submission of matters to a vote of the Noteholders) of Form 10-D under the Exchange Act (other than with respect to submissions of matter to a vote of the Noteholders pursuant to Section 14.1 of this Indenture) within five (5) Business Days of a Responsible Person of the Indenture Trustee having actual knowledge of the submission, or (iv) is required to be disclosed under Item 6.04 (failure to make a distribution when required) of Form 8-K under the Exchange Act within two (2) Business Days of the failure to make a distribution when required, as applicable.
Section 6.7      Compensation and Indemnity.
(a)      Fees.  The Issuer will pay the Indenture Trustee as compensation for performing its obligations under this Indenture the Indenture Trustee Fee.  The Indenture Trustee’s compensation will not be limited by law on compensation of a trustee of an express trust.  The Issuer will reimburse the Indenture Trustee for its reasonable expenses in performing its obligations under this Indenture and the other Transaction Documents, including costs of collection and the reasonable compensation and expenses of the Indenture Trustee’s agents, counsel, accountants and experts, but excluding expenses resulting from the Indenture Trustee’s willful misconduct, bad faith or negligence.
(b)      Indemnification.  The Issuer agrees to indemnify U.S. Bank National Association in each of its capacities under this Indenture and the Transaction Documents) and its officers, directors, employees and agents (each, an “Indemnified Person”) against any and all loss, liability, claim, suit, action, expense (including reasonable attorney’s fees and expenses), damages, costs and disbursements incurred in connection with, arising out of or resulting from the administration of the trusts created hereunder and the performance of its obligations under this Indenture and the other Transaction Documents (including any such amount incurred by the Indemnified Person in connection with (x) defending itself against any claim, legal action or proceeding or (y) the enforcement of any indemnification or other obligation of the Issuer, the Servicer or any other transaction party) not resulting from (i) the Indenture Trustee’s own willful misconduct, negligence or bad faith or (ii) the Indenture Trustee’s breach of its representations or warranties in this Indenture.
(c)      Proceedings.  If an Indemnified Person receives notice of the start of a Proceeding against it, the Indemnified Person will, if a claim under the Proceeding will be made under this Section 6.7, promptly notify the Issuer of the Proceeding; provided, that the failure to give such notice shall not affect the right of an Indemnified Person to indemnification hereunder to the extent that such failure does not prejudice the rights of the Issuer or the Indemnified Person in such Proceeding.  The Issuer may participate in and assume the defense and settlement of the Proceeding at its expense.  If the Issuer notifies the Indemnified Person of its intention to assume the defense of the Proceeding, the Issuer will assume such defense with counsel reasonably satisfactory to the Indemnified Person and in a manner reasonably satisfactory to the Indemnified Person.  The Issuer will not be liable for legal expenses of separate counsel to the Indemnified Person unless there is a conflict between the interests of the Issuer and the Indemnified Person.  If there is a conflict or if the parties cannot reasonably agree as to the selection of counsel, the Issuer will pay for the separate counsel to the Indemnified Person.  No settlement of the Proceeding in which a claim is brought against the Issuer may be settled in the name of, on behalf of or in any manner in which the Issuer is understood to acknowledge the validity of any claim without the approval of the Issuer and the Indemnified Person, which approvals will not be unreasonably withheld.
(d)      Survival of Obligations.  The Issuer’s obligations to the Indenture Trustee under this Section 6.7 will survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture.  Expenses incurred by the Indenture Trustee after the occurrence of a Default stated in Section 5.1(a)(iv) are intended to be expenses of administration under the Bankruptcy Code or another applicable federal or State bankruptcy, insolvency or similar law.
(e)      Repayment.  If the Issuer makes a payment to an Indemnified Person under Section 6.7(b) and the Indemnified Person later collects from others any amounts for which the payment was made, the Indemnified Person will promptly repay those amounts to the Issuer.
(f)      Available Funds.  Payments required to be made by the Issuer under this Section 6.7 will be made solely from funds used to make payments under this Indenture.
Section 6.8      Resignation or Removal of Indenture Trustee.
(a)      Resignation.  The Indenture Trustee may resign by notifying the Issuer and the Administrator in writing at least thirty (30) days in advance.

(b)      Removal by Controlling Class.  The Noteholders of a majority of the Note Balance of the Controlling Class may, without cause, remove the Indenture Trustee and terminate its rights and obligations under this Indenture by notifying the Indenture Trustee and the Issuer, in writing, at least thirty (30) days prior to such removal.
(c)      Removal by Issuer.  The Issuer must remove the Indenture Trustee and terminate its rights and obligations under this Indenture if:
(i)      the Indenture Trustee fails to comply with the eligibility requirements in Section 6.11;
(ii)      the Indenture Trustee becomes legally unable to act or incapable of acting as Indenture Trustee; or
(iii)      an Insolvency Event for the Indenture Trustee occurs.
(d)      Appointment of Successor.  If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee, the Issuer or the Noteholders of a majority of the Note Balance of the Controlling Class must appoint a successor Indenture Trustee promptly.  If a successor Indenture Trustee does not take office within sixty (60) days after the Indenture Trustee resigns or is removed, the Indenture Trustee, the Issuer or the Noteholders of a majority of the Note Balance of the Controlling Class may petition a court of competent jurisdiction (at the expense of the Issuer) to appoint a successor Indenture Trustee.
(e)      Acceptance of Appointment.  No resignation or removal of the Indenture Trustee will become effective until the acceptance of appointment by the successor Indenture Trustee under this Section 6.8.  Any successor Indenture Trustee will deliver a written acceptance of its appointment to the outgoing Indenture Trustee, the Issuer and the Administrator.  The Issuer will continue to pay amounts owed to the predecessor Indenture Trustee for the period it was Indenture Trustee according to Sections 6.7 and 8.2.  The successor Indenture Trustee will notify the Secured Parties of its succession and the Issuer or Administrator will deliver a copy of the notice to the Rating Agencies.
(f)      Transition of Indenture Trustee Obligations.  On the resignation or removal of the Indenture Trustee becoming effective under Section 6.8(e), all rights, powers and obligations of the Indenture Trustee under this Indenture will become the rights, powers and obligations of the successor Indenture Trustee.  The predecessor Indenture Trustee will promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.  The Depositor will reimburse the Indenture Trustee and any successor Indenture Trustee for expenses related to the replacement of the Indenture Trustee, if those amounts have not been paid under Section 8.2.
Section 6.9      Merger or Consolidation; Transfer of Assets.
(a)      Merger or Consolidation.  If the Indenture Trustee merges or consolidates with, or transfers all or substantially all of its corporate trust business or assets to, any Person, the resulting, surviving or transferee Person will be the successor Indenture Trustee so long as that Person is qualified and eligible under Section 6.11.  The Indenture Trustee will promptly notify the Servicer and the Issuer of the succession, and the Issuer will notify the Rating Agencies.

(b)      Authentication of Notes.  If, at the time the successor by merger or consolidation to the Indenture Trustee succeeds to the trusts created by this Indenture, Notes have been authenticated but not delivered, the successor Indenture Trustee may adopt the certificate of authentication of a predecessor Indenture Trustee and deliver the Notes so authenticated.  If at that time any Notes have not been authenticated, the successor Indenture Trustee may authenticate the Notes.  In each of those cases, the certificates will have the same force and effect given in the Notes or in this Indenture as the certificate of the predecessor Indenture Trustee.
Section 6.10      Appointment of Separate Trustee or Co-Trustee.
(a)      Appointment.  For the purpose of meeting the legal requirement of a jurisdiction in which part of the Collateral may be located or for such other reasons as may be necessary or desirable (including to resolve any conflict of interest issues), after notifying the Issuer and the Servicer, the Indenture Trustee may appoint one or more Persons to act as a separate trustee or separate trustees, or co-trustee or co-trustees, of all or part of the Collateral, and to vest in those Persons, in this capacity and for the benefit of the Secured Parties, title to all or part of the Collateral, and, subject to this Section 6.10, rights, powers and obligations the Indenture Trustee may consider necessary or desirable.  No separate trustee or co-trustee will be required to be eligible as a successor trustee under Section 6.11 and no notice to the Secured Parties of the appointment of a separate trustee or co-trustee will be required under Section 6.8.
(b)      Terms of Appointment.  Every separate trustee and co-trustee will be appointed and act subject to the following:
(i)      all rights, powers and obligations of the Indenture Trustee set forth in the instrument of appointment will be exercised or performed by the separate trustee or the Indenture Trustee or co-trustee jointly (it being understood that a co-trustee will not be authorized to act separately without the Indenture Trustee joining in the act, except if under the law of a jurisdiction in which a particular act or acts are to be performed the Indenture Trustee will be incompetent or unqualified to perform those act or acts, in which event those acts will be exercised and performed singly by the co-trustee, but solely at the direction of the requisite Noteholders);
(ii)      no trustee will be personally liable by reason of an act or omission of another trustee under this Indenture; and
(iii)      the Indenture Trustee may accept the resignation of or remove a separate trustee or co-trustee.
(c)      Notices.  Any notice, request or other writing given to the Indenture Trustee will be deemed to have been given to each appointed separate trustee and co-trustee, as effectively as if given to each of them.
(d)      Rights of Appointee.  Every document appointing a separate trustee or co-trustee will refer to this Indenture and the conditions of this Section 6.10.  Each separate trustee and co-trustee, on its acceptance of its appointment will have the rights, powers and obligations stated in its appointment, subject to this Indenture.  The document will be filed with the

Indenture Trustee, and the Indenture Trustee will provide the Issuer with a copy of each document.
(e)      Indenture Trustee as Agent.  A separate trustee or co-trustee, with the consent of the Indenture Trustee, may appoint the Indenture Trustee as its agent or attorney-in-fact with power and authority, if permitted by law, to do each lawful act under or for this Indenture on its behalf and in its name.  If a separate trustee or co-trustee becomes incapable of acting, resigns or is removed, all of its rights, powers and obligations will be exercised by the Indenture Trustee, if permitted by law, without the appointment of a new or successor trustee.
Section 6.11      Eligibility.  The Indenture Trustee must satisfy the requirements of Section 310(a) of the TIA and must comply with Section 310(b) of the TIA.  The Indenture Trustee or its parent must have a combined capital and surplus of at least $50,000,000 as stated in its most recent annual published report of condition and must have a long-term debt rating of at least investment grade by each of the Rating Agencies or must be acceptable to each of the Rating Agencies or satisfy the Rating Agency Condition.  Promptly after the Indenture Trustee fails to satisfy the requirements in this Section 6.11 or ceases to be a Qualified Institution, the Indenture Trustee will notify the Issuer and the Servicer of the failure.
Section 6.12      Inspections of Indenture Trustee.  The Indenture Trustee agrees that, with reasonable prior notice, it will permit authorized representatives of the Issuer, the Servicer or the Administrator, during the Indenture Trustee’s normal business hours, to have access to and review the facilities, processes, books of account, records, reports and other documents and materials of the Indenture Trustee relating to (a) the performance of the Indenture Trustee’s obligations under this Indenture, (b) the payments of fees and expenses of the Indenture Trustee for its performance and (c) any claim made by the Indenture Trustee under this Indenture.  In addition, the Indenture Trustee will permit those representatives to make copies and extracts of the books and records and to discuss them with the Indenture Trustee’s officers and employees.  Any access and review will be subject to the Indenture Trustee’s confidentiality and privacy policies.  The Indenture Trustee will maintain all relevant books, records, reports and other documents and materials for a period of two years after the termination of its obligations under this Indenture.
Section 6.13      Indenture Trustee’s Representations and Warranties.  The Indenture Trustee represents and warrants to the Issuer as of the Closing Date:
(a)      Organization.  The Indenture Trustee is duly organized, validly existing and qualified as a national banking association under the laws of the United States.
(b)      Power and Authority.  The Indenture Trustee has the corporate power and authority to execute, deliver and perform its obligations under this Indenture.  The Indenture Trustee has taken all action necessary to authorize the execution, delivery and performance by it of this Indenture.
(c)      Enforceability.  This Indenture has been duly executed by an authorized officer of the Indenture Trustee and constitutes the legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms, except as may be limited by (i) insolvency, bankruptcy, reorganization, moratorium or other laws now or hereafter in effect relating to the enforcement of creditors’ rights generally, (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and (iii) with respect to rights of indemnity hereunder, limitations of public policy under applicable securities laws.
(d)      No Defaults.  To the best knowledge of the Responsible Persons of the Indenture Trustee, the Indenture Trustee is not in breach of or default under any law or regulation of the United States of America, or any department, division, agency or instrumentality thereof having jurisdiction over the trust powers of the Indenture Trustee which would materially impair the ability of the Indenture Trustee to perform its obligations under this Indenture.
(e)      No Consents.  To the best knowledge of the Responsible Persons of the Indenture Trustee, no authorization, consent or other order of any federal government authority or agency having jurisdiction over the trust powers of the Indenture Trustee are required to be obtained by the Indenture Trustee for the valid authorization, execution and delivery by the Indenture Trustee of the Indenture or the authentication of the Notes.
(f)      Eligibility.  The Indenture Trustee satisfies the requirements of Section 310(a) of the TIA and is a Qualified Institution.  The Indenture Trustee or its parent has a combined capital and surplus of at least $50,000,000 as stated in its most recent annual published report of condition.
Section 6.14      Reporting of Receivables Repurchase Demands.  The Indenture Trustee will (a) notify the Sponsor, the Administrator, the Depositor and the Servicer, as soon as practicable and within five (5) Business Days, of demands or requests actually received by a Responsible Person of the Indenture Trustee for the reacquisition or acquisition, as applicable, of any Receivable under Section 3.4 of the Originator Receivables Transfer Agreement, Section 3.4 of the Master Trust Receivables Transfer Agreement or Section 2.5 of the Transfer and Servicing Agreement, (b) promptly on request by the Sponsor, the Depositor, the Administrator or the Servicer, provide to them other information reasonably requested and within its possession to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act and (c) if requested by the Sponsor, the Depositor, the Administrator or the Servicer, provide a written certification no later than fifteen (15) days following the end of any quarter or year that the Indenture Trustee has not received any reacquisition demands or requests for that period, or if reacquisition or acquisition, as applicable, demands or requests have been received during that period, that the Indenture Trustee has provided all the information reasonably requested under clause (b) above.  The Indenture Trustee and the Issuer will not have responsibility or liability for a filing required to be made by a securitizer under the Exchange Act.
Section 6.15      Preferential Collection of Claims Against the Issuer.  The Indenture Trustee will comply with Section 311(a) of the TIA, excluding each creditor relationship listed in Section 311(b) of the TIA.  An Indenture Trustee who has resigned or been removed will be subject to Section 311(c) of the TIA.

ARTICLE VII
NOTEHOLDER COMMUNICATIONS AND REPORTS
Section 7.1      Noteholder Communications.
(a)      Noteholder List.  If the Indenture Trustee is not the Note Registrar, the Issuer will furnish a list of the names and addresses of the Noteholders to the Indenture Trustee (a) not more than five (5) days after each Record Date, as of that Record Date and (b) not more than thirty (30) days after receipt by the Issuer of a request from the Indenture Trustee, as of a date not more than ten (10) days before the time the list is furnished.  If the Indenture Trustee is the Note Registrar, the Indenture Trustee, on the request of the Owner Trustee, will furnish within ten (10) days to the Owner Trustee a list of Noteholders as of the date stated by the Owner Trustee.
(b)      Noteholder List Retention.  The Indenture Trustee will maintain a current list of the names and addresses of the Noteholders based on the most recent list furnished to the Indenture Trustee under Section 7.1(a) and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar.
(c)      Noteholder Communications.  Noteholders may communicate with other Noteholders about their rights under this Indenture or under the Notes.  Within ten (10) days following receipt by the Indenture Trustee of a request by three or more Noteholders to receive a copy of the current list of Noteholders, the Indenture Trustee will (i) provide a current list of Noteholders to the Noteholders making the request and (ii) notify the Administrator of the request by giving to the Administrator a copy of the request and a copy of the list of Noteholders produced in response to the request.
(d)      Noteholder Communications with Indenture Trustee.  A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by
Book-Entry Notes) may communicate with the Indenture Trustee and give notices and make requests and demands and give directions to the Indenture Trustee through the procedures of the Clearing Agency and by notifying the Indenture Trustee and providing to the Indenture Trustee a copy of the communication such Noteholder or Note Owner, as applicable, proposes to send.  Any Note Owner must provide a written certification stating that the Note Owner is a beneficial owner of a Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note.  The Indenture Trustee will not be required to take action in response to requests, demands or directions of a Noteholder or a Note Owner (other than (A) requests, demands or directions relating to an asset representation review demand as set forth in Article XIV of this Indenture and Section 11.1 of the Transfer and Servicing Agreement, (B) forwarding notices related to dispute resolution procedures as set forth in Section 11.2 of the Transfer and Servicing Agreement and (C) facilitating noteholder communications pursuant to Section 7.1(c) of this Indenture), unless the Noteholder or Note Owner has offered reasonable security or indemnity reasonably satisfactory to the Indenture Trustee to protect it against the fees and expenses that it may incur in complying with the request, demand or direction.
(e)      Fiscal Year.  The fiscal year of the Issuer will be the calendar year.

(f)      TIA Communication.  Noteholders may communicate under Section 312(b) of the TIA with other Noteholders about their rights under this Indenture or under the Notes.  The Issuer, the Indenture Trustee and the Note Registrar will have the protection of Section 312(c) of the TIA.
Section 7.2      Reports by Issuer.
(a)      Securities and Exchange Commission Filings.  The Issuer will, or will cause the Administrator or the Servicer to:
(i)      file with the Commission (A) the annual reports and the information, documents and other reports (or copies or parts the Commission may prescribe) that the Issuer is required to file with the Commission under Section 13 or 15(d) of the Exchange Act, including annual reports on Form 10-K and monthly distribution reports on Form 10-D, and (B) additional information, documents and reports about compliance by the Issuer with this Indenture required by the Commission;
(ii)      make available to the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, the annual reports and the information, documents or other reports filed with the Commission under Section 7.2(a)(i); and
(iii)      make available to the Indenture Trustee the information, documents and reports (or summaries of such items) required to be filed by the Issuer under Section 7.2(a)(i) and (ii) as may be required by rules and regulations prescribed by the Commission.
(b)      Documents and Reports to Noteholders.  The Indenture Trustee will transmit to all Noteholders, as described in Section 313(c) of the TIA, the information, documents and reports (or summaries of such items) supplied to the Indenture Trustee under Section 7.2(a).
Section 7.3      Reports by Indenture Trustee.
(a)      Annual Report.  Within ninety (90) days after each April 15, beginning in the year after the Closing Date, the Indenture Trustee will prepare and transmit to each Noteholder a report dated as of April 15 of the applicable year that complies with Section 313(a) of the TIA, but only if the report is required under Section 313(a) of the TIA.  The Indenture Trustee will also prepare and transmit to Noteholders any report required under Section 313(b) of the TIA.  A report transmitted to the Noteholders under this Section 7.3(a) will be transmitted in compliance with Section 313(c) of the TIA.
(b)      Filing.  The Indenture Trustee will file with the Commission and any stock exchange on which the Notes are listed a copy of each report delivered under Section 7.3(a) at the time of its mailing to the Noteholders.  The Issuer will notify the Indenture Trustee if and when the Notes are listed on a stock exchange.

ARTICLE VIII
ACCOUNTS, DISTRIBUTIONS AND RELEASES
Section 8.1      Collection of Funds.  Except as permitted under this Indenture, the Indenture Trustee may demand payment or delivery of, and will receive and collect, directly the funds and other property payable to or to be received by the Note Paying Agent under this Indenture and the Transfer and Servicing Agreement.  The Note Paying Agent will apply the funds and other property received by it, and will make deposits into, and distributions from, the Bank Accounts, under this Indenture and the Transfer and Servicing Agreement.  The Issuer, or the Administrator on its behalf, will direct the Cap Counterparty to remit any Cap Payments into the Collection Account on or before the second Business Day preceding each Payment Date.
Section 8.2      Bank Accounts; Distributions.
(a)      Establishment.  On and after the Closing Date, the Note Paying Agent will maintain the Bank Accounts established by the Servicer under Section 4.1 of the Transfer and Servicing Agreement.
(b)      Bank Account Withdrawals.  On or before each Payment Date, the Note Paying Agent will withdraw the amounts required to be withdrawn from the Reserve Account, the Negative Carry Account and the Acquisition Account and deposit them into the Collection Account or pay them to the Depositor, as applicable, according to Section 4.4 of the Transfer and Servicing Agreement.
(c)      Distributions from Collection Account.  Subject to Section 8.2(e), on each Payment Date, the Note Paying Agent will (based on the information in the most recent Monthly Investor Report) withdraw from the Collection Account and make deposits and payments, to the extent of Available Funds in the Collection Account for that Payment Date, in the following order of priority (pro rata within each priority level based on the amounts due except as otherwise stated):
(i)      first, to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, (x) the Indenture Trustee Fee, the Owner Trustee Fee and the Asset Representations Reviewer Fee, respectively, owed to such party under this Indenture, the Trust Agreement or the Asset Representations Review Agreement, as applicable and (y) any payment of expenses and indemnities then due to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, up to, with respect to clause (y) a maximum of $400,000 in the aggregate per calendar year; provided, that $200,000 of such cap will be allocated to reimbursable expenses and indemnities of the Indenture Trustee, $100,000 of such cap will be allocated to reimbursable expenses and indemnities of the Owner Trustee and $100,000 of such cap will be allocated to reimbursable expenses and indemnities of the Asset Representations Reviewer (and on the Payment Date occurring in December of each calendar year, each such party will have the right to reimbursement from any unused portion of the cap allocated to another party to the extent that the expenses and indemnities reimbursable to such party exceed the related allocated amount at the end of such calendar year); provided, further that after the occurrence of any Event of Default, other than an Event of Default set forth in Section 5.1(a)(iii), such cap will not apply;
(ii)      second, (x) to the Servicer, unpaid Servicing Fees and (y) on the first Payment Date following the assumption by a Successor Servicer of its duties as Successor Servicer, to such Successor Servicer, a one-time Successor Servicer engagement fee of $150,000;
(iii)     third, to the Noteholders of Class A Notes, the aggregate Accrued Note Interest for the Class A-1a Notes and Class A-1b Notes, pro rata, based on the Accrued Note Interest due on each such Class of Notes;
(iv)     fourth, during the Amortization Period, for allocation as principal under Section 8.2(d), the First Priority Principal Payment;
(v)      fifth, to the Noteholders of Class B Notes, the Accrued Note Interest for the Class B Notes;
(vi)     sixth, during the Amortization Period, for allocation as principal under Section 8.2(d), the Second Priority Principal Payment;
(vii)    seventh, to the Noteholders of Class C Notes, the Accrued Note Interest for the Class C Notes;
(viii)   eighth, during the Amortization Period, for allocation as principal under Section 8.2(d), the Third Priority Principal Payment;
(ix)     ninth, during the Amortization Period, for allocation as principal under Section 8.2(d), the Regular Priority Principal Payment;
(x)      tenth, solely if an Amortization Event has occurred and is continuing, to the Noteholders, payable sequentially by Class, remaining amounts due on the Notes, payable until the Note Balance of each Class of Notes is reduced to zero;
(xi)     eleventh, to any Successor Servicer, the Additional Successor Servicer Fee, if any;
(xii)    twelfth, to the Reserve Account, the amount required to bring the amount in the Reserve Account up to the Required Reserve Amount;
(xiii)   thirteenth, during the Revolving Period, to the Acquisition Account, the Acquisition Deposit Amount for that Payment Date;
(xiv)   fourteenth, during the Revolving Period, if amounts are in the Acquisition Account, to the Negative Carry Account, the Negative Carry Deposit Amount;
(xv)    fifteenth, to the Noteholders, any Make-Whole Payments due on the Notes, payable sequentially by Class, based on the amount due (with any such Make-

Whole Payments applied to the Class A Notes allocated to each class of Class A Notes, pro rata based on the Make-Whole Payment due to each such Class);
(xvi)      sixteenth, (x) to the payment of all amounts due to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer to the extent not paid under Section 8.2(c)(i) on that Payment Date and (y) to the extent that the Administrator has paid any fees of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer on the Closing Date pursuant to Section 2.2(e) of the Administration Agreement, to the Administrator for the reimbursement of such amounts;
(xvii)    seventeenth, to the payment of any expenses of the Issuer identified by the Administrator, on behalf of the Issuer; and
(xviii)   eighteenth, to the Certificate Distribution Account for distribution sequentially to the Class B Certificateholders and the Class A Certificateholders, in that order, any remaining amounts.
      For the avoidance of doubt, all amounts due to the Owner Trustee, the Indenture Trustee or the Asset Representations Reviewer in excess of the amounts paid to such party pursuant to priorities (i) and (xvi) during any calendar year will become due and payable in each succeeding calendar year, subject to the applicable limitations set forth therein, until paid in full.
(d)      Distributions of Principal.  On each Payment Date during the Amortization Period, the Note Paying Agent will (based on the information in the most recent Monthly Investor Report) pay any amounts allocated to principal under Section 8.2(c) in the following order of priority, in each case, applied pro rata according to the Note Balance of the Notes of that Class:
(i)       first, to the Noteholders of Class A-1a Notes and Class A-1b Notes, pro rata based on the Note Balance of each such Class of Notes, in payment of principal until the aggregate Note Balance of the Class A Notes has been reduced to zero;
(ii)      second, to the Noteholders of Class B Notes in payment of principal until the Note Balance of the Class B Notes has been reduced to zero;
(iii)     third, to the Noteholders of Class C Notes in payment of principal until the Note Balance of the Class C Notes has been reduced to zero; and
(iv)     fourth, to the Certificate Distribution Account for distribution sequentially to the Class B Certificateholders and the Class A Certificateholders, in that order, any remaining amounts.
(e)      Distributions Following Acceleration.  If the Notes are accelerated after an Event of Default, on each Payment Date starting with the Payment Date relating to the Collection Period in which the Notes are accelerated, the Note Paying Agent will (based on the information in the most recent Monthly Investor Report) withdraw from the Bank Accounts and make deposits and payments, to the extent of funds in the Bank Accounts for the related Collection

Period, in the following order of priority (pro rata to the Persons within each priority level based on the amounts due except as stated):
(i)      first, pro rata, to the payment of all amounts, including the Indenture Trustee Fee, the Owner Trustee Fee and the Asset Representations Reviewer Fee, and expenses and indemnities due to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer;
(ii)     second, (x) to the Servicer, unpaid Servicing Fees and (y) on the first Payment Date following the assumption by a Successor Servicer of its duties as Successor Servicer, to such Successor Servicer a one-time Successor Servicer engagement fee of $150,000;
(iii)    third, to the Noteholders of Class A Notes, the aggregate Accrued Note Interest for the Class A-1a Notes and Class A-1b Notes, pro rata, based on the Accrued Note Interest due on each such Class of Notes;
(iv)    fourth, to the Noteholders of Class A-1a Notes and Class A-1b Notes, pro rata based on the Note Balance of each such Class of Notes, in payment of principal until the aggregate Note Balance of the Class A-1a Notes and Class A-1b Notes has been reduced to zero;
(v)     fifth, to the Noteholders of Class B Notes, the Accrued Note Interest for the Class B Notes;
(vi)    sixth, to the Noteholders of Class B Notes in payment of principal until the Note Balance of the Class B Notes is reduced to zero;
(vii)   seventh, to the Noteholders of Class C Notes, the Accrued Note Interest for the Class C Notes;
(viii)  eighth, to the Noteholders of Class C Notes in payment of principal until the Note Balance of the Class C Notes is reduced to zero;
(ix)    ninth, to any Successor Servicer, the Additional Successor Servicer Fee, if any;
(x)     tenth, to the Noteholders, any Make-Whole Payments due on the Notes, payable sequentially by Class, based on the amount due (with any such Make-Whole Payments applied to the Class A Notes allocated to the Class A Notes, pro rata based on the Make-Whole Payment due to each such Class);
(xi)    eleventh, to any parties identified by the Administrator, any remaining expenses of the Issuer; and
(xii)   twelfth, to the Certificate Distribution Account for distribution sequentially to the Class B Certificateholders and the Class A Certificateholders, in that order, any remaining amounts.

(f)      Amounts in Acquisition Account.  On each Acquisition Date, the Note Paying Agent (according to the instructions provided in the Transfer Notice) will withdraw funds in the Acquisition Account (after the payments under Section 8.2(c) on that Acquisition Date) and pay the amounts to the Depositor for the acquisition of Additional Receivables by the Issuer on that Acquisition Date.
(g)      Subordination Agreement.  Each of (i) the subordination of interest payments to the Noteholders of the Class B Notes to the payment of any First Priority Principal Payment to the Noteholders of the Class A Notes and (ii) the subordination of interest payments to the Noteholders of the Class C Notes to the payment of any Second Priority Principal Payment to the Noteholders of the Class A Notes and the Class B Notes under Section 8.2(c) is a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.
Section 8.3      Bank Accounts.
(a)      Limited Liability for Permitted Investments.  Subject to Section 6.1(c), neither the Indenture Trustee nor the Note Paying Agent will be liable for any insufficiency in Bank Accounts resulting from a loss on a Permitted Investment, except for losses attributable to U.S. Bank National Association’s failure to make payments on the Permitted Investments issued by U.S. Bank National Association, in its commercial capacity as principal obligor and not as trustee.
(b)      Notice to Qualified Institution.  A Responsible Person of the Indenture Trustee will notify the Qualified Institution maintaining the Bank Accounts (if not the Indenture Trustee) if an Event of Default has occurred and is continuing.
Section 8.4      Release of Collateral.
(a)      Release of Property.  The Indenture Trustee may, and when required by this Indenture will, release Collateral from the Lien of this Indenture, in each case, according to this Indenture.  Except under Sections 8.4(b), 8.4(c) and 10.1 and Section 3.4 of the Transfer and Servicing Agreement for which the related Collateral will automatically be released, the Indenture Trustee will release Collateral from the Lien of this Indenture only on receipt of an Issuer Request and an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.3 and (if required by the TIA) Independent Certificates according to Sections 314(c) and 314(d)(1) of the TIA.
(b)      Deemed Release.  The Indenture Trustee will be deemed to release, and does release, and each Noteholder or Note Owner by its acceptance of a Note or an interest or participation in a Note acknowledges that the Indenture Trustee will release Liens and other rights and interests it possesses, without further action of the parties, in, to and under:
(i)      each Receivable and all proceeds of the Receivable sold by the Issuer under Section 3.4(c) of the Originator Receivables Transfer Agreement, Section 3.4(c) of the Master Trust Receivables Transfer Agreement or Section 2.5 or 3.3(e) of the Transfer and Servicing Agreement, effective when the Receivable is deemed sold and assigned by the Issuer under the applicable Section; and

(ii)      each Receivable sold by the Servicer under Section 3.4 of the Transfer and Servicing Agreement, effective when the Receivable is deemed sold by the Servicer.
(c)      Release of Funds.  When there are no Notes Outstanding and all amounts due from the Issuer to the Indenture Trustee have been paid in full under Section 6.7 or 10.1, the Indenture Trustee will release the Collateral from the Lien of this Indenture and release to the Issuer or any other Person entitled to those funds under this Indenture or the other Transaction Documents, the funds then in the Bank Accounts under this Indenture.  The Indenture Trustee will release Collateral from the Lien of this Indenture under this Section 8.4(c) only on receipt of an Issuer Request and an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.3.
(d)      Termination Statements.  On receipt of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the requirements of Section 11.3, the Indenture Trustee will execute termination statements and other documents to release Collateral as permitted by this Section 8.4 and Section 10.1.  No party relying on a document or authorization executed by the Indenture Trustee under this Article VIII is required to determine the Indenture Trustee’s authority, inquire into the satisfaction of conditions precedent or require evidence of the application of funds.
ARTICLE IX
AMENDMENTS
Section 9.1      Amendments Without Consent of Noteholders or Certificateholders.
(a)      General Amendments.  Without the consent of the Noteholders or the Certificateholders, but after notifying the Rating Agencies, the Issuer and the Indenture Trustee may, and the Indenture Trustee, when directed by Issuer Order will, amend this Indenture:
(i)      to correct or expand the description of property subject to the Lien of this Indenture, or better to assure, convey and confirm to the Indenture Trustee property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;
(ii)      to evidence the succession of any other Person to the Issuer, and the assumption by the successor of the obligations of the Issuer in this Indenture and in the Notes;
(iii)      to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender a right or power given to the Issuer in this Indenture;
(iv)      to transfer, assign, mortgage or pledge property to or with the Indenture Trustee;
(v)      to clarify an ambiguity, correct an error or correct or supplement any term in this Indenture inconsistent with another term in this Indenture or to add provisions which are not inconsistent with the provisions of this Indenture if the action does not have a material adverse effect on the interests of the Noteholders or the Certificateholders, as applicable;
(vi)      to evidence the acceptance of the appointment under this Indenture of a successor trustee and to add to or change this Indenture as necessary to facilitate the administration of the trusts under this Indenture by more than one trustee;
(vii)      to correct any manifest error in the terms of this Indenture as compared to the terms expressly set forth in the Prospectus; or
(viii)      to modify, eliminate or add to the terms of this Indenture to effect the qualification of this Indenture under the TIA and to add to this Indenture any other terms required by the TIA.
      In addition, the Administrator may amend any term or provision of this Indenture from time to time for the purpose of making Benchmark Replacement Conforming Changes, without the consent of Noteholders, the Certificateholders, any party to this Indenture or any other Person.
(b)      Amendments without Material Adverse Effect.  Other than as set forth in Section 9.2, without the consent of the Noteholders, the Issuer and the Indenture Trustee may, and the Indenture Trustee when directed by Issuer Order will, amend this Indenture to add terms to, or to change or eliminate the terms of, this Indenture or to modify in any manner the rights of the Noteholders under this Indenture, if:
(i)      the Administrator delivers to the Indenture Trustee an Officer’s Certificate stating that the amendment will not have a material adverse effect on the Notes; or
(ii)      the Rating Agency Condition has been satisfied.
Section 9.2      Amendments with Consent of Controlling Class.
(a)      Amendments.  With the consent of the Noteholders of a majority of the Note Balance of the Controlling Class and after notifying the Rating Agencies, the Issuer and the Indenture Trustee may, and the Indenture Trustee when directed by Issuer Order will, amend this Indenture to add any provisions to, or change in any manner or eliminate any of the provision of, this Indenture or for the purpose of modifying in any manner the rights of the Noteholders under this Indenture.  However, no amendment, without the consent of each Noteholder of each Outstanding Note adversely affected by the amendment, will:
(A)	change (1) the applicable Final Maturity Date on a Note or (2) the principal amount of or interest rate or any Make-Whole Payment on a Note;
(B)	modify the percentage of the Note Balance of the Notes or the Controlling Class required for any action;

(C)	modify or alter the definition of “Outstanding,” “Controlling Class” or “Amortization Events;
(D)	change the Required Reserve Amount, the Required Acquisition Deposit Amount or the Required Negative Carry Amount;
(E)
permit the creation of any Lien ranking prior or equal to the Lien of this Indenture on the Collateral, other than Permitted Liens, or, except as permitted by this Indenture or the other Transaction Documents, release the Lien of this Indenture on the Collateral; or

(F)	impair the right to institute suit for the enforcement of payment as provided in Section 5.8.
(b)      Noteholder Consent.  For any amendment to this Indenture or any other Transaction Document requiring the consent of the Noteholders, the Indenture Trustee will, when directed by Issuer Order, notify the Noteholders to request consent and follow its reasonable procedures to obtain consent.  For the avoidance of doubt, any Noteholder consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Noteholder.
Section 9.3      Execution of Amendments.
(a)      Form; Authorization; Reliance.  It shall not be necessary for the consent of the Noteholders to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  Each amendment will be in form reasonably satisfactory to the Indenture Trustee.  The Indenture Trustee is authorized to execute the amendment and any other agreements required by the amendment.  For any amendment, the Issuer will deliver to the Indenture Trustee and the Owner Trustee an Opinion of Counsel stating that the amendment is permitted by this Indenture and that all conditions to the amendment have been satisfied.
(b)      Indenture Trustee Not Obligated.  Notwithstanding anything to the contrary herein, the Indenture Trustee is not obligated to enter into an amendment that adversely affects the Indenture Trustee’s rights, powers, duties, obligations, liabilities, indemnities or immunities under this Indenture.
Section 9.4      Effect of Amendment.  On the execution of an amendment under this Article IX, this Indenture will be amended by the amendment, and the amendment will be part of this Indenture for all purposes.  Every Noteholder of Notes authenticated and delivered before or after the amendment will be bound by the amendment.
Section 9.5      Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of an amendment under this Article IX may, and if required by the Indenture Trustee will, bear a notation about the amendment.  New Notes modified to conform to an amendment may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the Outstanding Notes.

Section 9.6      Consent of Cap Counterparty.  Notwithstanding anything to the contrary herein, no amendment under Sections 9.1 or 9.2 shall materially adversely affect (i) the Cap Counterparty’s ability to enforce or protect its rights or remedies under the Cap Agreement, (ii) the ability of the Issuer to timely and fully perform its obligations under the Cap Agreement or (iii) any of the Issuer’s obligations under the Cap Agreement that relates to the Cap Counterparty unless the Cap Counterparty shall have consented in writing to such action.
Section 9.7      Conformity with TIA.  Each amendment of this Indenture executed under this Article IX will conform to the requirements of the TIA as then in effect so long as this Indenture is qualified under the TIA.
ARTICLE X
REDEMPTION OF NOTES
Section 10.1      Redemption.
(a)      Clean-Up Redemption and Optional Redemption.
      (i)      The Notes may be redeemed, in whole but not in part, as a Clean-Up Redemption at the direction of the Issuer on any Payment Date on which the Class A Certificateholder (for as long as the Class A Certificateholder is an Originator or an Affiliate of the Originators) elects to exercise its option to acquire the Trust Property under Section 8.1 of the Transfer and Servicing Agreement.  Upon such election, the Class A Certificateholder shall notify the Issuer, the Servicer, the Indenture Trustee, the Owner Trustee and the Rating Agencies, in writing, of the Payment Date on which such Optional Acquisition and Clean-Up Redemption shall occur, which notice will be provided at least ten (10) days before the date of the redemption of the Notes (the “Redemption Date”).
      (ii)      The Notes may be redeemed, in whole but not in part, as an Optional Redemption at the direction of the Issuer on any Payment Date on which the Class A Certificateholder (for as long as the Class A Certificateholder is an Originator or an Affiliate of the Originators) elects to redeem the Notes and a transferee subsequently acquires the Trust Property as set forth under Section 8.2 of the Transfer and Servicing Agreement.  Upon such election, the Class A Certificateholder shall notify the Issuer, the Servicer, the Indenture Trustee, the Owner Trustee and the Rating Agencies, in writing of the Payment Date on which such Optional Redemption shall occur, which notice will be provided at least ten (10) days before the Redemption Date.
      (iii)      After the Indenture Trustee receives the notice set forth in either clause (i) or clause (ii) above, the Indenture Trustee will promptly notify the Noteholders (and any related expenses incurred by the Indenture Trustee shall be payable by the Issuer):
(A)	of the Redemption Date;
(B)	of the outstanding Note Balance of each Class of the Notes to be redeemed;

(C)	of the place to surrender the Notes for final payment (which will be the office or agency of the Issuer maintained under Section 3.2); and
(D)
that on the Redemption Date, the outstanding Note Balance of the Notes plus accrued and unpaid interest and any unpaid Make-Whole Payments on the Notes will become due and payable in full and that interest on the Notes will cease to accrue from and after the Redemption Date, unless the Issuer fails to pay the Notes on the Redemption Date.

Failure to give notice of redemption to a Noteholder, or any defect therein, shall not impair or affect the validity of the redemption of any other Note.
(b)      Deposit of Note Redemption Price.  Amounts required to be deposited into the Collection Account to effectuate a redemption of the Notes will be deposited on the Redemption Date into the Collection Account, as required under Section 8.1 of the Transfer and Servicing Agreement or Section 8.2 of the Transfer and Servicing Agreement, as applicable, and the Notes will be paid in full on the Redemption Date.
(c)      Release of Funds.  On the Redemption Date, the outstanding Note Balance of the Notes plus accrued and unpaid interest and any unpaid Make-Whole Payments on the Notes will become due and payable and interest on the Notes will cease to accrue from and after the Redemption Date, unless the Issuer fails to pay the Notes on the Redemption Date.  On redemption, the Indenture Trustee will release the Collateral from the Lien of this Indenture and release to the Issuer or any other Person entitled to funds then in the Bank Accounts under this Indenture according to Section 8.4(c).
ARTICLE XI
OTHER AGREEMENTS
Section 11.1      No Petition.  The Indenture Trustee and each Noteholder or Note Owner, by accepting a Note or an interest or participation in a Note, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor and (b) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor or (ii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law; provided that the foregoing shall not be deemed to prevent the Indenture Trustee from filing a proof of claim in any such proceeding.  This Section 11.1 will survive the resignation or removal of the Indenture Trustee under this Indenture and the termination of this Indenture.
Section 11.2      [Reserved].

Section 11.3      Issuer Orders; Certificates and Opinions.
(a)      Issuer Order or Issuer Request.  For an order or request by the Issuer to the Indenture Trustee to take an action under this Indenture or any other Transaction Document, the Issuer will deliver the following documents to the Indenture Trustee: (i) a written order (an “Issuer Order”) or a written request (an “Issuer Request”), signed in the name of the Issuer by a Responsible Person and delivered to the Indenture Trustee, (ii) an Officer’s Certificate of the Issuer stating that all conditions in this Indenture or other Transaction Documents for the proposed action have been satisfied, (iii) an Opinion of Counsel stating that such action is authorized or permitted by the Indenture and the other Transaction Documents and all conditions precedent have been satisfied and (iv) if required by the TIA, an Independent Certificate.  However, if this Indenture requires the furnishing of specific documents for the action to be taken, no additional certificate or opinion is required to be delivered.
(b)      Form of Certificates and Opinions.
(i)      Each certificate or opinion on compliance with a condition or covenant in this Indenture will include:
(A)
a statement that each signatory of the certificate or opinion has read the covenant or condition and the definitions in this Indenture or the Transaction Document relating to the covenant or condition;

(B)	a brief statement about the nature and scope of the examination or investigation on which the statements or opinions in the certificate or opinion are based;
(C)
a statement that, in the opinion of the signatory, the signatory has made an examination or investigation if necessary to enable the signatory to express an informed opinion on whether or not the covenant or condition has been complied with; and

(D)	a statement about whether, in the opinion of the signatory, the condition or covenant has been complied with.
(ii)      Any Officer’s Certificate of a Responsible Person of the Issuer may be based, for legal matters, on an opinion of counsel, unless that Responsible Person knows, or in the exercise of reasonable care should know, that the opinion is erroneous.  Any Officer’s Certificate of a Responsible Person of the Issuer or opinion of counsel may be based, for factual matters, on an Officer’s Certificate of a Responsible Person of the Servicer, the Depositor or the Issuer (including by the Administrator on behalf of the Issuer), stating that the information about those factual matters is in the possession of the Servicer, the Depositor, the Issuer or the Administrator, unless the Responsible Person of the Issuer or counsel knows, or in the exercise of reasonable care should know, that the Officer’s Certificate is erroneous.
(c)      Ordinary Course of Business.  The Issuer may, without furnishing any Officer’s Certificates under this Section 11.3, (i) collect, sell or dispose of Receivables in the ordinary course of its business, so long as Collections and other proceeds of the dispositions are applied according to this Indenture and (ii) make cash payments out of the Bank Accounts, in each case, as and if permitted or required by the Transaction Documents.
(d)      Exemptive Orders.  If the Commission issues an exemptive order under Section 304(d) of the TIA modifying the Indenture Trustee’s obligations under Sections 314(c) and 314(d)(1) of the TIA, the Indenture Trustee will release property from the Lien of this Indenture only according to the Transaction Documents and the conditions and procedures stated in the exemptive order.
Section 11.4      Acts of Noteholders.
(a)      Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Noteholders or a stated percentage of Noteholders may be embodied in and evidenced by one or more instruments or documents signed by the Noteholders or Note Owners in person or by agents duly appointed in writing.  Except as otherwise expressly stated in this Indenture, the action will become effective when the instruments or documents are delivered to the Indenture Trustee and, if required, to the Issuer.  Such instruments or documents (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or document.  Proof of execution of such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee if made in the manner provided in this Section 11.4.  Any such acts will bind the Noteholder of every Note issued upon the registration of the Note or in exchange for the Note or in place of the Note, for all purposes including in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of the action is made on the Note.
(b)      The fact and date of the execution by any Person of any such instrument or document may be proved in any manner that the Indenture Trustee deems sufficient.
(c)      The ownership of Notes shall be proved by the Note Register.
Section 11.5      Issuer Obligation.  No recourse may be taken, directly or indirectly, for the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or a certificate or other writing delivered under this Indenture or the Notes, against (a) the Indenture Trustee or the Owner Trustee each in its individual capacity, (b) each holder of a beneficial interest in the Issuer, (c) each partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee, each in its individual capacity or (d) each holder of a beneficial interest in the Owner Trustee or the Indenture Trustee, each in its individual capacity.  The Indenture Trustee and the Owner Trustee have none of these obligations in their individual capacities.  For all purposes of this Indenture, the Owner Trustee will be subject to, and have the benefits of, Articles V, VI and VII of the Trust Agreement.
Section 11.6      Conflict with Trust Indenture Act.  If any part of this Indenture limits, qualifies or conflicts with any other part of this Indenture that is required or deemed to be included in this Indenture by the TIA, the required or deemed part will control.  Sections 310 through 317 of the TIA that impose obligations on a Person (including those automatically deemed included in this Indenture unless expressly excluded by this Indenture) are a part of and govern this Indenture.
ARTICLE XII
MISCELLANEOUS
Section 12.1      Benefits of Indenture; Third-Party Beneficiaries.  This Indenture and the Notes are for the benefit of and will be binding on the parties and their permitted successors and assigns.  The Secured Parties, each Person with rights to payments or distributions under this Indenture and the Certificateholders will be third-party beneficiaries of this Indenture and may enforce this Indenture according to its terms.  No other Person will have any right or obligation under this Indenture or the Notes.
Section 12.2      Notices.
(a)      Notices to Parties.  Notices, requests, directions, consents, waivers or other communications to or from the parties to this Indenture must be in writing and will be considered received by the recipient:
(i)      for overnight mail, on delivery or, for registered first class mail, postage prepaid, three (3) days after deposit in the mail properly addressed to the recipient;
(ii)      for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;
(iii)      for an email, when receipt is confirmed by telephone or reply email from the recipient; and
(iv)      for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.
(b)      Notice Addresses.  A notice, request, direction, consent, waiver or other communication will be addressed to the recipient stated in Schedule B to the Transfer and Servicing Agreement, which address the party may change by notifying the other party.
(c)      Notice to Noteholders.  Notices to a Noteholder will be considered received by the Noteholder:
(i)      for Definitive Notes, for overnight mail, on delivery or, for registered first class mail, postage prepaid, three (3) days after deposit in the mail properly addressed to the Noteholder at its address in the Note Register; or
(ii)      for Book-Entry Notes, when delivered under the procedures of the Clearing Agency, whether or not the Noteholder actually receives the notice.

(d)      Notices to Rating Agencies.  Where this Indenture requires for notice to the Rating Agencies, failure to give the notice will not affect other rights or obligations under this Indenture, and will not be a Default or Event of Default.
(e)      Waiver of Notices.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event and such waiver shall be the equivalent of such notice.  Waivers of notice by the Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Section 12.3      GOVERNING LAW.  THIS INDENTURE, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES), AND THE LAW OF THE STATE OF NEW YORK SHALL GOVERN ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE SECURITIES CONVENTION.
Section 12.4      Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Indenture.  Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.
Section 12.5      WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS INDENTURE ANY MATTER ARISING THEREUNDER WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
Section 12.6      No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Indenture will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Indenture are in addition to any powers, rights and remedies under law.
Section 12.7      Severability.  If a part of this Indenture is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Indenture and will not affect the validity, legality or enforceability of the remaining Indenture.
Section 12.8      Headings.  The headings in this Indenture are included for convenience and will not affect the meaning or interpretation of this Indenture.
Section 12.9      Counterparts.  This Indenture may be executed in multiple counterparts.  Each counterpart will be an original and all counterparts will together be one document.

Section 12.10      Customer Identification Program.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account.  For a non-individual person such as a business entity, charity, a trust or other legal entity, the Indenture Trustee and any Qualified Institution may ask for documentation to verify its formation and existence as a legal entity. They may also ask to see financial statements, licenses, identification and authorization from individuals claiming authority to represent the entity or other relevant documentation.
Section 12.11      Limitation of Rights of the Cap Counterparty.  All of the rights of the Cap Counterparty in, to and under this Indenture or any other Transaction Document, other than the Cap Agreement (including, but not limited to, the Cap Counterparty’s rights to receive notice of any action hereunder or under any other Transaction Document and to give or withhold consent to any action hereunder or under any other Transaction Document), shall terminate upon the termination of the Cap Agreement in accordance with the terms thereof.
Section 12.12      Intent of the Parties; Reasonableness.  The Issuer and the Indenture Trustee acknowledge and agree that the purpose of Sections 3.9 and 6.6 of this Indenture is to facilitate compliance by the Issuer and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Neither the Issuer nor the Administrator (acting on behalf of the Issuer) shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Issuer (or the Administrator, acting on behalf of the Issuer) in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with this transaction, the Indenture Trustee shall cooperate fully with the Issuer (or the Administrator, acting on behalf of the Issuer) to deliver to the Issuer (or the Administrator, acting on behalf of the Issuer), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Issuer (or the Administrator, acting on behalf of the Issuer) to permit the Issuer to comply with the provisions of Regulation AB, together with such disclosures relating to the Indenture Trustee reasonably believed by the Issuer (or the Administrator, acting in good faith on behalf of the Issuer) to be necessary in order to effect such compliance.  The Issuer (or the Administrator, acting on behalf of the Issuer) shall cooperate with the Indenture Trustee by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment or the Issuer to comply with Regulation AB.
ARTICLE XIII
THE CAP AGREEMENT
Section 13.1      Duties With Respect to the Cap Agreement.  With respect to the Cap Agreement, the Issuer will, or will cause the Administrator to:

(a)      prepare for execution all documents that are the duty of the Issuer to prepare or deliver pursuant to the Cap Agreement;
(b)      direct the Cap Counterparty to remit any Cap Payments into the Collection Account no later than the second Business Day preceding the related Payment Date;
(c)      if the Cap Counterparty is required to post collateral under the Cap Agreement, coordinate with the Servicer and the Indenture Trustee to establish a Cap Collateral Account (as set forth in the Cap Agreement and in Section 9.10 of the Transfer and Servicing Agreement), and coordinate the holding of securities deposited therein and the investment of any cash deposited therein;
(d)      provide to the Rating Agencies a copy of any proposed amendment or supplement to the Cap Agreement at least five (5) days prior to the effective date of such amendment or supplement.  Such proposed amendment or supplement will be effective only after the Rating Agency Condition is satisfied, unless such amendment or supplement solely clarifies any term or provision, corrects any inconsistency, cures any ambiguity or corrects any typographical error in the Cap Agreement;
(e)      obtain from the Cap Counterparty the determination of One-Month LIBOR under the Cap Agreement and the amount of any Cap Payments payable on each Payment Date; and
(f)      use reasonable efforts to enforce the rights of the Issuer under the Cap Agreement.
Section 13.2      Enforcement of Cap Agreement; Replacement Cap Agreement.
(a)      If at any time the Cap Agreement becomes subject to early termination due to the occurrence of any “Termination Event” or “Event of Default” (as each such term is defined in the Cap Agreement), the Administrator or the Issuer shall deliver written notice of the occurrence of such “Termination Event” or “Event of Default” (as each such term is defined in the Cap Agreement) to the Owner Trustee and the Indenture Trustee and the Issuer, or the Administrator on behalf of the Issuer, and, if applicable, the Indenture Trustee (at the written direction of the Noteholders of a majority of the Note Balance of the Controlling Class) shall use reasonable efforts (following the expiration of any applicable grace period) to enforce the rights of the Issuer thereunder as may be permitted by the terms of the Cap Agreement and consistent with the terms hereof.
(b)      Promptly following the early termination of the Cap Agreement due to a “Termination Event” or “Event of Default” (as each such term is defined in the Cap Agreement) (unless the Indenture Trustee is selling or liquidating the Collateral pursuant to the Indenture), the Issuer shall, or shall cause the Administrator to, use reasonable efforts to enter into a replacement interest rate cap agreement on terms similar to those of the Cap Agreement with an Eligible Replacement Cap Counterparty.

ARTICLE XIV
ASSET REPRESENTATIONS REVIEW
Section 14.1      Noteholder and Note Owner Requests for Vote on Asset Representations Review.  If the Indenture Trustee receives a notice from the Servicer that the Servicer will be providing notice to the Administrator, the Indenture Trustee and each Noteholder pursuant to Section 11.1(a) of the Transfer and Servicing Agreement regarding the occurrence of a Delinquency Trigger, then the Indenture Trustee shall promptly inform the Servicer and the Administrator regarding the method by which Noteholders and Note Owners may contact the Indenture Trustee in order to request a vote on whether to cause the 60-Day Delinquent Receivables to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.  The Indenture Trustee shall promptly notify the Servicer, the Depositor and the Administrator upon the receipt of any request for a vote.  The Indenture Trustee will set a record date for purposes of determining the identity of Noteholders or Note Owners, as applicable, entitled to vote in accordance with TIA Section 316(c) as of the date of filing of the Form 10-D that disclosed that the Delinquency Trigger was met or exceeded.  Noteholders and Note Owners may request a vote not later than ninety (90) days after the date on which the Form 10-D describing the occurrence of such Delinquency Trigger shall have been filed by the Administrator, on behalf of the Issuer, pursuant to the terms of Section 2.9(a)(i) of the Administration Agreement; provided that, if the requesting party is a Note Owner and not a Noteholder, the Note Owner must include with its request a written certification (in a form reasonably acceptable to the Indenture Trustee) that the requesting party is a Note Owner, together with one of the following additional forms of documentation of the requesting party’s status as a Note Owner: (A) a trade confirmation; (B) an account statement; (C) a letter from a broker-dealer that is reasonably acceptable to the Indenture Trustee; or (D) any other form of documentation that is reasonably acceptable to the Indenture Trustee (any such Note Owner who provides the required certification and documentation, a “Verified Note Owner”).  The Indenture Trustee shall promptly notify the Servicer, the Depositor and the Administrator if Noteholders and Verified Note Owners representing at least 5% of the aggregate Note Balance (such requesting Noteholders and Verified Note Owners, collectively, the “Requesting Noteholders”) properly and timely request a vote to cause the 60-Day Delinquent Receivables to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.  For the avoidance of doubt, the Indenture Trustee shall not be required to (i) determine whether, or give notice to Noteholders that, a Delinquency Trigger has occurred or (ii) to provide any instruction regarding any Asset Representations Review (other than to provide a Review Notice) or to determine which Receivables are subject to any particular Asset Representations Review.
Section 14.2      Noteholder and Note Owner Vote on Asset Representations Review.  Beginning promptly after receipt from the Administrator of a copy of a notice sent to Noteholders and Note Owners pursuant to Section 2.9(a)(ii) of the Administration Agreement, the Indenture Trustee shall cause the initiation of such a review to be submitted to a yes or no vote of the Noteholders (with respect to Book-Entry Notes, as directed by the related Note Owners via the applicable Clearing Agency pursuant to its procedures for such votes) of record as of the most recent Record Date.  Any Noteholder vote about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review shall be conducted by the Indenture Trustee in accordance with its standard internal vote solicitation process.  The

Indenture Trustee may select a vote agent that is experienced in the administration of Noteholder votes and/or consent solicitations to conduct and administer any Noteholder vote about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review and, so long as the Indenture Trustee selects such vote agent with due care, the Indenture Trustee will not be liable for any actions or inactions of such vote agent. If, by no earlier than the deadline specified by the Administrator pursuant to Section 2.9(a)(ii) of the Administration Agreement, a majority of the Noteholders casting a vote so direct (provided that such affirmative votes represent votes by Noteholders holding at least 5% of the aggregate Note Balance), the Indenture Trustee will promptly notify the Asset Representations Reviewer, the Administrator and the Servicer that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review of the 60-Day Delinquent Receivables for the purpose of determining whether such 60-Day Delinquent Receivables were in compliance with the Eligibility Representation made by the applicable Originator pursuant to Section 3.3 of the Originator Receivables Transfer Agreement or by the Servicer pursuant to Section 3.3 of the Master Trust Receivables Transfer Agreement.
Section 14.3      Evaluation of Review Report.  If a Noteholder or a Verified Note Owner notifies the Indenture Trustee in writing that it considers any non-compliance of any representation to be a breach of the applicable Receivables Transfer Agreement, or requests in writing that any Receivable be reacquired or acquired, as applicable (including, for the avoidance of doubt, as described in Section 11.2 of the Transfer and Servicing Agreement), the Indenture Trustee will forward, as soon as practicable and within five (5) Business Days, that written notice to the Administrator and the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust).  In addition, the Indenture Trustee, on behalf of the Requesting Party may, but is not obligated to, request the reacquisition or acquisition, as applicable, of a 60-Day Delinquent Receivable on behalf of all Noteholders.  Subject to the provisions for indemnification and certain limitations contained in this Indenture, the Indenture Trustee (acting at the direction of Noteholders evidencing at least a majority of the aggregate Note Balance of the Controlling Class of Notes, acting together as a single Class) shall, in the time, method and place directed by such Noteholders, exercise any trust or power conferred on the Indenture Trustee, including the ability to assert to the Administrator and the related Originator or the Servicer (in the case of Receivables transferred by the Master Trust), on behalf of all Noteholders, whether any such non-compliance may be a breach and to request the reacquisition or acquisition, as applicable, of the related 60-Day Delinquent Receivable.  The Indenture Trustee shall have no duty or obligation to determine whether any noncompliance with representations or warranties constitute a breach under the Transaction Documents or to make any determination as to the materiality of any breach.
The related Originator or the Servicer (in the case of Receivables transferred by the Master Trust) will have the sole ability to determine if there was non-compliance with the Eligibility Representation made by it that constitutes a breach, and whether to reacquire or acquire, as applicable, the related 60-Day Delinquent Receivable from the Issuer.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Indenture to be executed by its duly authorized officer as of the date and year first above written.
VERIZON OWNER TRUST 2020-A,
as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee of Verizon Owner Trust 2020-A

By:	/s/ Clarice Wright
Name: Clarice Wright
Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture
Trustee and as Note Paying Agent

By:	/s/ Matthew M. Smith
Name: Matthew M. Smith
Title: Vice President

Exhibit A

Form of Notes
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN ANOTHER NAME REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND PAYMENT IS MADE TO CEDE & CO. OR TO ANOTHER ENTITY REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER OF THIS NOTE, CEDE & CO., HAS AN INTEREST IN THIS NOTE.
THIS NOTE IS NOT AN OBLIGATION OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY OR VERIZON ABS LLC, CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS, VERIZON COMMUNICATIONS INC., THE ORIGINATORS, THE MASTER TRUST, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  THE PRINCIPAL AND INTEREST ON THIS NOTE IS PAYABLE SOLELY FROM PAYMENTS ON THE RECEIVABLES AND AMOUNTS ON DEPOSIT IN THE BANK ACCOUNTS.
EACH HOLDER OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “SIMILAR LAW”) AND ANY FIDUCIARY ACTING ON BEHALF OF THE HOLDER, BY ACCEPTING THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE), IS DEEMED TO REPRESENT THAT ITS PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) DOES NOT AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE DUE TO THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES (OR, IF THE HOLDER IS SUBJECT TO ANY SIMILAR LAW, ITS PURCHASE, HOLDING AND DISPOSITION DOES NOT AND WILL NOT RESULT IN A NON-EXEMPT VIOLATION OF THE SIMILAR LAW).
THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS STATED IN THIS NOTE.  ACCORDINGLY, THE OUTSTANDING NOTE BALANCE OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE OF THIS NOTE.

REGISTERED	$[___________]
No. R-1	CUSIP NO. [_______]

VERIZON OWNER TRUST 2020-A

CLASS [A-1a][A-1b][B][C] [One-Month LIBOR1 +] [___]% ASSET BACKED NOTES
Verizon Owner Trust 2020-A, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of [____________] DOLLARS payable during the Amortization Period on the 20th day of each month, or, if that day is not a Business Day, the next succeeding Business Day, starting in March 2020 (each, a “Payment Date”) in an amount equal to the aggregate amount payable to Noteholders of Class [A-1a][A-1b][B][C] Notes on that Payment Date from the amounts payable as principal on the Class [A-1a][A-1b][B][C] Notes under Section 3.1 of the Indenture, dated as of January 29, 2020 (the “Indenture”), between the Issuer and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”).  However, the entire unpaid Note Balance of this Note will be due and payable on the earlier of (a) the [______] Payment Date (the “Final Maturity Date”), or (b) the Redemption Date under Section 10.1 of the Indenture.  The entire unpaid Note Balance of the Notes will be due and payable on the date on which the Notes are declared to be, or have automatically become, immediately due and payable under Section 5.2(a) of the Indenture.  Principal payments on the Class [A-1a][A-1b][B][C] Notes will be made pro rata to the Noteholders entitled to those principal payments.  Capitalized terms used but not defined in this Note are defined in Article I of the Indenture, which also contains usage rules that apply to this Note.
The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the Note Balance of this Note outstanding on the Payment Date immediately preceding such Payment Date (in each case, after giving effect to payments of principal made on the Payment Date immediately preceding such Payment Date), subject to limitations in Section 3.1 of the Indenture[Class A-1b only:, and provided that, if the sum of One-Month LIBOR plus [__]% is less than 0.00% for any Interest Period, then the per annum rate at which interest will accrue on this Class A-1b Note for such Interest Period will be 0.00%].  [Class A-1a, Class B and Class C only:][Interest on this Note will accrue for each Payment Date from and including the 20th day of the calendar month immediately preceding such Payment Date to but excluding the 20th day of the calendar month in which such Payment Date occurs (or, for the initial Payment Date, from and including the Closing Date to but excluding March 20, 2020).  Interest will be computed on the basis of a 360-day year of twelve 30 day months.][Class A-1b only:][Interest on this Note will accrue for each Payment Date from and including the Payment Date immediately preceding the current Payment Date to but excluding the current Payment Date (or, for the initial Payment Date, from and including the Closing Date to but excluding March 20, 2020).  Interest will be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Period.]

1 [ONLY FOR THE CLASS A-1B NOTES: Upon the occurrence of a Benchmark Transition Event, One-Month LIBOR will be replaced by the appropriate Benchmark Replacement as set forth in Section 2.16 of the Indenture.

The principal of and interest and any Make-Whole Payments on this Note are payable in the coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments made by the Issuer on this Note will be applied first to interest due and payable on this Note as stated above and then to the unpaid principal of this Note.
This Note is one of a duly authorized issue of Class [A-1a][A-1b][B][C] [One-Month LIBOR +] [___%] Asset Backed Notes (the “Class [A-1a][A-1b][B][C] Notes”) of the Issuer.  Also authorized under the Indenture are the Class [A-1a][A-1b][B][C] Notes.  The Indenture and indentures supplemental to the Indenture state the respective rights and obligations of the Issuer, the Indenture Trustee and the Noteholders.  The Notes are subject to the Indenture.
The Class [A-1a][A-1b][B][C] Notes are and will be equally and ratably secured by the collateral pledged as security therefor under the Indenture.  Interest on and principal of the Notes will be payable according to the priority of payments stated in Section 8.2 of the Indenture.  [Class B only:][The Class B Notes are subordinated in right of payment to the Class A Notes.] [Class C only:][The Class C Notes are subordinated in right of payment to the Class A and Class B Notes.]
Payments of interest on this Note on each Payment Date, together with each installment of principal if not in full payment of this Note, will be made to the Noteholder of this Note either by wire transfer, to the account of the Noteholder at a bank or other entity having proper facilities for the wire transfer, if the Noteholder has given to the Note Registrar proper written instructions at least five (5) Business Days before that Payment Date and the Noteholder’s Notes in the aggregate evidence a denomination of not less than $1,000, or, if not, by check mailed first class mail, postage prepaid, to the Noteholder’s address as it appears on the Note Register on each Record Date.  However, unless Definitive Notes have been issued to Note Owners, payment will be made by wire transfer to the account designated by Cede & Co., as nominee of the Clearing Agency or a successor nominee.  The payments will be made without requiring that this Note be submitted for notation of payment.  Any reduction in the Note Balance of this Note effected by payments made on a Payment Date will bind future Noteholders of this Note and of a Note issued on the registration of transfer of this Note or in exchange of this Note or in place of this Note, whether or not noted on this Note.  If money is expected to be available for payment in full of the then remaining unpaid Note Balance of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Noteholder of this Note as of the Record Date immediately preceding such Payment Date by notice mailed or transmitted by fax before that Payment Date, and the amount then due and payable will be payable only on presentation and surrender of this Note at the Indenture Trustee’s Corporate Trust Office or at the office of the Indenture Trustee’s agent appointed for those purposes located in The City of New York.
The Issuer will pay interest on overdue installments of interest at the Class [A-1a][A-1b][B][C] Note Interest Rate if lawful.
The Notes may be redeemed, in whole but not in part, in the manner and to the extent described in the Indenture and the Transfer and Servicing Agreement.

The transfer of this Note is subject to the restrictions on transfer stated on the face of this Note and to the other limitations in the Indenture.  Subject to the satisfaction of those restrictions and limitations, the transfer of this Note may be registered on the Note Register on surrender of this Note for registration of transfer at the office or agency designated by the Issuer under the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Noteholder of this Note or its attorney-in-fact, with the signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, and then one or more new Notes of the same Class in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for the registration of transfer or exchange of this Note, but the transferor may be required to pay an amount to cover any tax or other governmental charge that may be imposed under any registration of transfer or exchange.
Each Noteholder or Note Owner, by accepting a Note or, for a Note Owner, an interest or participation in a Note, agrees that no recourse may be taken, directly or indirectly, for the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or a certificate or other writing delivered for the Notes and the Indenture, against (i) the Indenture Trustee or the Owner Trustee, each in its individual capacity, (ii) any holder of a beneficial interest in the Issuer, (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee, each in its individual capacity or (iv) any holder of a beneficial interest in the Owner Trustee or the Indenture Trustee, each in its individual capacity.
The obligations of the Issuer under the Indenture are solely the obligations of the Issuer and do not represent an obligation or interest in any assets of the Depositor other than the Depositor Transferred Property conveyed to the Issuer under the Transfer and Servicing Agreement.  Each Noteholder and Note Owner, by its acceptance of a Note or an interest or participation in a Note, acknowledges and agrees that it has no right, title or interest in or to any Other Assets of the Depositor.  If the Noteholder or Note Owner either (i) asserts an interest or claim to, or benefit from, Other Assets or (ii) is deemed to have any interest, claim to or benefit in or from Other Assets, whether by operation of law, legal process, under insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code), then the Noteholder or Note Owner further acknowledges and agrees that any interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the relevant documents relating to the securitization or conveyance of those Other Assets, are entitled to be paid from, entitled to the benefits of, or secured by those Other Assets (whether or not any entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on the other obligations and liabilities.  THIS PARAGRAPH IS A SUBORDINATION AGREEMENT WITHIN THE MEANING OF SECTION 510(a) OF THE BANKRUPTCY CODE.
Each Noteholder or Note Owner, by accepting a Note or, for a Note Owner, an interest or participation in a Note, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the

Depositor or by a trust for which the Depositor was a depositor and (b) the Notes, it will not start or pursue against (i) the Depositor or (ii) the Issuer, respectively, or join any other Person in starting or pursuing against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law.
The Issuer has entered into the Indenture, and this Note is issued with the intention that, for purposes of U.S. federal, State and local income tax, franchise tax, and any other tax imposed on or measured in whole or in party by income, Notes will qualify as indebtedness of the Issuer secured by the Collateral.  Each Noteholder or Note Owner, by its acceptance of a Note or an interest or participation in a Note, will be deemed to agree to treat the Notes as indebtedness for purposes of U.S. federal, State and local income tax, franchise tax and any other tax imposed on or measured in whole or in part by income and the Issuer as a mere security device formed to hold the Receivables and issue Notes and Certificates.
For any date, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as of that date as the owner of this Note for the purpose of receiving payments of principal of and any interest on the Note and for all other purposes, without regard to any notice or other information to the contrary.
The Indenture permits, with some exceptions requiring the consent of all adversely affected Noteholders under the Indenture, the amendment of the Indenture and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture by the Issuer with the consent of the Noteholders of Notes evidencing not less than a majority of the Note Balance of the Controlling Class.  The Indenture also permits the Indenture Trustee to amend or waive some terms and conditions in the Indenture without the consent of the Noteholders if some conditions are satisfied.  In addition, the Indenture contains terms permitting the Noteholders of Notes evidencing stated percentages of the Note Balance of the Notes or of the Controlling Class, on behalf of all Noteholders, to waive compliance by the Issuer with some terms of the Indenture and some defaults under the Indenture and their consequences.  Any consent or waiver by the Noteholder of this Note will be conclusive and bind the Noteholder and all future Noteholders of this Note and of any Note issued on the registration of transfer of this Note or in exchange of this Note or in place of this Note whether or not notation of the consent or waiver is made on this Note.
The term “Issuer,” as used in this Note, includes any successor to the Issuer under the Indenture.
The Issuer is permitted by the Indenture, under some circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Noteholders under the Indenture.
The Notes are issuable only in registered form in denominations as stated in the Indenture, subject to some limitations in the Indenture.

THIS NOTE AND THE INDENTURE, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
No reference in this Note to the Indenture, and no terms of this Note or of the Indenture, will alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency prescribed in this Note.
Except as permitted under the Transaction Documents, none of U.S. Bank National Association, in its individual capacity, Wilmington Trust, National Association, in its individual capacity, any owner of a beneficial interest in the Issuer, or their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns will be personally liable for, nor will recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications in the Indenture.  The Noteholder of this Note, by its acceptance of this Note, agrees that, except as permitted in the Transaction Documents, for an Event of Default under the Indenture, the Noteholder has no claim against those Persons for any deficiency, loss or claim from this Note.  However, nothing in this Note will be taken to prevent recourse to, and enforcement against, the assets of the Issuer for liabilities, obligations and undertakings in the Indenture or in this Note.
Unless the certificate of authentication on this Note has been executed by the Indenture Trustee whose name appears below by manual signature, this Note will not have the benefit of the Indenture, or be valid or obligatory for any purpose.
[Remainder of Page Left Blank]

The Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Person, as of the date below.
Date: [__________]
VERIZON OWNER TRUST 2020-A

BY:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee of Verizon Owner Trust 2020-A

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Class [A-1a][A-1b][B][C] Notes designated above and referred to in the Indenture.
Date: [__________]
U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but
solely as Indenture Trustee

By:
Name:
Title:

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee:
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:
___________________________________
(name and address of assignee)
the within Note and all rights under said Note, and hereby irrevocably constitutes and appoints _________________, attorney, to transfer said Note on the books kept for registration of said Note, with full power of substitution in the premises.

Dated:                                                                            _______________________________________________________    */
Signature Guaranteed

    */

*/
NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever.  The signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program or another “signature guarantee program” selected by the Note Registrar in addition to, or in substitution for, the Securities Transfer Agents Medallion Program, all in accordance with the Exchange Act.

Exhibit B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
The assessment of compliance to be delivered by the Indenture Trustee, shall address, at a minimum, the criteria specified below:

Reference	Criteria
Cash Collection and Administration
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b)(1) of the Securities Exchange Act of 1934, as amended.

Investor Remittances and Reporting
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

B-1